EXHIBIT 10.1
PHI, INC.
401(k) RETIREMENT PLAN
Amendment and Restatement
Effective January 1, 2007

TABLE OF CONTENTS

INTRODUCTION		1

ARTICLE 1. DEFINITIONS		2

1.1.	Account Balance or Account	2
1.2.	Affiliate	2
1.3.	Beneficiary	2
1.4.	Board of Directors or Board	2
1.5.	Catch-Up Contributions	2
1.6.	Code	2
1.7.	Company	2
1.8.	Compensation	2
1.9.	Disabled	4
1.10.	Effective Date	4
1.11.	Eligible Employee	4
1.12.	Employee	4
1.13.	Employee Benefits Committee or Committee	5
1.14.	Employer	5
1.15.	Employer Account	5
1.16.	Employment Commencement Date	5
1.17.	Entry Date	5
1.18.	ERISA	5
1.19.	401(k) Account	5
1.20.	401(k) Contributions	5
1.21.	Highly Compensated Employee	5
1.22.	Hour of Service	6
1.23.	Investment Fund	6
1.24.	Limitation Year	7
1.25.	Matching Account	7
1.26.	Matching Contributions	7
1.27.	Nonelective Contribution Account	7
1.28.	Nonhighly Compensated Employee	7
1.29.	Normal Retirement Age	7

1.30.	Normal Retirement Date	7
1.31.	One Year Period of Severance	7
1.32.	Participant	7
1.33.	Plan	7
1.34.	Plan Year	7
1.35.	Predecessor Company	7
1.36.	Prior Plan	7
1.37.	Qualified Domestic Relations Order	7
1.38.	Qualified Matching Contributions	8
1.39.	Qualified Nonelective Contributions	8
1.40.	Rollover Account	8
1.41.	Rollover Contribution	8
1.42.	Service	8
1.43.	Severance of Service	8
1.44.	Spouse or Surviving Spouse	9
1.45.	Trust	9
1.46.	Trustee	9
1.47.	Valuation Date	10
1.48.	Year of Service	10

ARTICLE 2. ELIGIBILITY AND PARTICIPATION		11
2.1.	Initial Participation	11
2.2.	Change in Status	11
2.3.	Participation upon Reemployment	11
2.4.	Ineligible Employees	11

ARTICLE 3. CONTRIBUTIONS		12
3.1.	Employee Contributions	12
3.2.	Company Contributions	13
3.3.	Makeup Contributions	13
3.4.	401(k) Plan Nondiscrimination Testing	13
3.5.	Rollover Contributions	14
3.6.	Method and Time for Payment of Contributions	14
3.7.	Contribution Due to Mistake of Fact	14

3.8.	Nondeductible Overpayment	14
3.9.	Individual Accounting	14

ARTICLE 4. CONTRIBUTION ALLOCATIONS AND VESTING		15
4.1.	Allocation of Employee Contributions	15
4.2.	Company Contributions	15
4.3.	Limitation on Annual Addition	16
4.4.	Vesting	17
4.5.	Forfeitures	17

ARTICLE 5. VALUATION OF FUND AND ALLOCATION OF GAINS AND LOSSES		19
5.1.	Valuation of Fund	19
5.2.	Daily Valuation	19

ARTICLE 6. PAYMENT OF BENEFITS		20
6.1.	Distribution of Benefits	20
6.2.	Amount, Time and Method of Payment	20
6.3.	Small Benefit Payments	20
6.4.	Minimum Distribution Rules	21
6.5.	Election of Direct Rollover	21
6.6.	Definitions	21
6.7.	Qualified Domestic Relations Order Payments	22
6.8.	Reemployment	22

ARTICLE 7. DEATH BENEFITS		23
7.1.	Death Benefits	23
7.2.	Designation of Beneficiary	23
7.3.	Time and Method of Payment	23

ARTICLE 8. IN-SERVICE WITHDRAWALS BY PARTICIPANTS		25
8.1.	Hardship Withdrawals from 401(k) Account	25
8.2.	Withdrawal from Rollover Account	26
8.3.	Withdrawals after Age 59 1/2	26
8.4.	Limitations on Withdrawals	26
8.5.	Automated Withdrawals	26

8.6.	Special Rules for Qualified Hurricane Distributions	26

ARTICLE 9. INVESTMENT OF TRUST ASSETS — PARTICIPANT DIRECTED INVESTMENTS		28
9.1.	Participant Directed Investments	28
9.2.	Voting Rights	28

ARTICLE 10. PLAN ADMINISTRATION		29
10.1.	Establishment of the Employee Benefits Committee	29
10.2.	Powers of the Employee Benefits Committee	29
10.3.	Duties and Authority of the Employee Benefits Committee	30
10.4.	Actions by the Committee or a Subcommittee	30
10.5.	Indemnification	31
10.6.	Benefit Application and Claims Procedure	31
10.7.	Responsibilities of Named Fiduciaries Other than the Committee	32
10.8.	Allocation of Responsibilities	32
10.9.	Designation of Persons to Carry Out Responsibilities of Named Fiduciaries	33
10.10.	Payment of Expenses	33

ARTICLE 11. PLAN ADOPTION, AMENDMENT OR TERMINATION		34
11.1.	Amendment of Plan	34
11.2.	Merger	34
11.3.	Form of Amendments	34
11.4.	Acceptance of Transferred Assets	34
11.5.	Plan to Plan Transfers	34
11.6.	Plan Termination or Partial Termination	35

ARTICLE 12. TRUST FUND AND THE TRUSTEE		36
12.1.	Trust and Trustee	36
12.2.	Assets of the Trust	36

ARTICLE 13. MISCELLANEOUS		37
13.1.	Limitation of Assignment	37
13.2.	Legally Incompetent Distributee	37
13.3.	Unclaimed Payments	37

13.4.	Notification of Addresses	37
13.5.	Notice of Proceedings and Effect of Judgment	37
13.6.	Severability	37
13.7.	Limitation of Rights	38
13.8.	Controlling Law	38
13.9.	Errors in Payment	38
13.10.	USERRA and Code Section 414(u) Compliance	38
13.11.	Loans	38
13.12.	Headings and Use of Words	39

ARTICLE 14. TOP-HEAVY PROVISIONS		40
14.1.	Applicability of this Article	40
14.2.	Top-Heavy and Super Top-Heavy Determination	40
14.3.	Computation of the Aggregate of the Account Balances	40
14.4.	Required Aggregation of Plans	41
14.5.	Permissive Aggregation of Plans	42
14.6.	Special Rules of Top-Heavy Plans and Super Top-Heavy Plans	42
14.7.	Special Definitions	43

ARTICLE 15. MINIMUM DISTRIBUTION REQUIREMENTS		44
15.1.	General Rules	44
15.2.	Time and Manner of Distribution	44
15.3.	Required Minimum Distributions During Participant’s Lifetime	45
15.4.	Required Minimum Distributions After Participant’s Death	46
15.5.	Definitions	47

SCHEDULE A 401(k) PLAN NONDISCRIMINATION TESTING		A — 49
A.1	ADP Test	A — 49
A.2	ACP Test	A — 55
A.3	Excess 401(k) Deferrals	A — 60
A.4	Forfeitures	A — 61

SCHEDULE B ELIGIBLE UNION EMPLOYEES		B — 1

SCHEDULE C PARTICIPATING AFFILIATES		C — 1

v

INTRODUCTION
          The PHI, Inc. 401(k) Retirement Plan was originally effective as of July 1, 1989. It has been amended from time to time and is hereby amended and restated in its entirety. The Plan is intended to qualify as a profit sharing plan under Section 401(a) of the Code, and includes a cash or deferred arrangement that is intended to qualify under Section 401(k) of the Code. The Plan is maintained for the exclusive benefit of eligible employees and their beneficiaries. The Plan is effective January 1, 2007, except where a different effective date applicable to a provision is specified, in which case, the different effective date shall be deemed the effective date of that provision in operating the Plan, even if it relates to a date earlier than the effective date of this amendment and restatement.

ARTICLE 1.
DEFINITIONS
          Whenever the following capitalized terms are used in a Plan, they have the meanings specified below. Other words and phrases may be used which are not defined in this Article 1, but for convenience, are defined when introduced in the text.
1.1.	Account Balance or Account means the total amount credited to a Participant’s 401(k) Account, Matching Account, Nonelective Contribution Account, Employer Account, and Rollover Account. Where the balance in a Participant’s Account is to be determined as of a given Valuation Date, such balance shall be determined after all adjustments and allocations for the Valuation Date have been made.

1.2.	Affiliate means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) with the Employer, (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with the Employer, (c) any other corporation, partnership, or other organization which is a member of an affiliated service group (within the meaning of Code Section 414(m)) with the Employer, or (d) any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o).

1.3.	Beneficiary means the person, persons, or entity designated by the Participant under the terms of the Plan to receive any death benefit that becomes payable under the Plan.

1.4.	Board of Directors or Board means the (a) Board of Directors or other governing body of the Employer or (b) person acting with proper authority from the Board.

1.5.	Catch-Up Contributions mean elective deferrals by a Participant who has attained age 50 before the close of the Plan Year, made in accordance with and subject to the limitations of Code Section 414(v).

1.6.	Code means the federal Internal Revenue Code of 1986, as amended.

1.7.	Company means the Employer and any Affiliate (or the successor of an Affiliate) listed on Schedule C that maintains the Plan with the consent of the Employee Benefits Committee.

1.8.	Compensation
(a)	General Definition. Compensation means for a calendar year the amount paid to a Participant by a Company during the year for wages, salaries, and other amounts received in the course of employment with the Company to the extent that the amounts are includible in gross income (including, but not limited to commissions paid to salesmen, compensation for services on the basis of a percentage of profits, bonuses, incentive payments, overtime pay and shift differential). For all purposes under the Plan, Compensation shall include any amount contributed by a Company on behalf of a Participant pursuant to a salary reduction agreement which is not includible in the gross income of the Participant under Code Section 125, 132(f)(4), 401(k), 402(e)(3) or 402(h).
For purposes of this definition, Compensation does not include severance pay, stock options, reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation, welfare benefits (whether or not includible in gross income) and income from property subject to Code Section 83. Payments made within 2 1/2 months after severance from employment (within the meaning of Code Section 401(k)(2)(B)(i)(l)) will be Compensation if they are payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in employment with the Employer and are regular compensation for services during the Employee’s regular working hours, compensation for service outside the Employee’s regular working hours (such as overtime or shift differentials), commissions, bonuses, or other similar compensation, but only if the Employee would have been able to use the leave if employment had continued. Any payments not described above are not considered Compensation if paid after severance from employment, even if they are paid within 2 1/2 months following severance from employment, except payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

(b)	For Plan Years beginning in 2007 and thereafter, Compensation shall be limited to $225,000 annually and shall be adjusted for changes in the cost of living in accordance with Code Section 401(a)(17)(B). For Plan Years of less than 12 months, this limit shall be prorated based on the number of calendar months in the short Plan Year.

(c)	Definition for Purposes of 401(k) Contributions. Notwithstanding (a) above, for purposes of determining an Employee’s 401(k) Contributions, Compensation shall exclude commissions, vacation purchases and other extra or special compensation, such as, but not limited to, safety awards, one-time relocation bonuses, incentive bonuses, and severance pay (including cash-out of vacation pay, both banked and current). Effective January 1, 2002, Compensation shall include cash payments of banked vacation pay paid while actively employed and incentive bonuses paid for the 2002 fiscal year and years thereafter.

(d)	Definition for Purposes of Matching Contributions. Notwithstanding (a) above, for purposes of determining Matching Contributions, Compensation shall exclude bonuses, commissions, overtime pay, vacation purchases, and other extra or special compensation such as, but not limited to, safety awards, one-time relocation bonuses, incentive bonuses, and severance pay (including cash-out of vacation pay, both banked and current). Effective January 1, 2002 Compensation shall include banked vacation pay paid while actively employed and incentive bonuses paid on account of the 2002 fiscal year and years thereafter.
1.9.	Disabled means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The permanence and degree of such impairment shall be supported by a statement from a medical doctor licensed and practicing in the United States.

1.10.	Effective Date means January 1, 2007, except to the extent a different effective date is set forth for a specific section in this Plan.

1.11.	Eligible Employee means any Employee actively providing services to a Company or on an authorized leave of absence, other than an Employee who is:
(a)	covered by a collective bargaining agreement between a union and a Company, provided that retirement benefits were the subject of good faith bargaining, unless (i) the bargaining agreement specifically provides for participation in this Plan, or (ii) the bargaining agreement specifically provides for participation in a tax-qualified plan of a company acquired by the Employer or an Affiliate and the Employee Benefits Committee has consented to participation in this Plan, which consent is evidenced by specifying the bargaining agreement in Schedule B,

(b)	a leased employee, or

(c)	a non-resident alien.
1.12.	Employee means any person, including an officer, who is on the payroll of the Company and whose wages are subject to withholding for purposes of federal income taxes or for purposes of the Federal Insurance Contribution Act. A person treated as an independent contractor shall not be treated as an Employee for purposes of the Plan without regard to whether such person is a common law employee of the Company or is retroactively recharacterized as an employee of the Company for wage tax purposes.

A person providing services to the Company whose employer for payroll purposes is an unrelated third party shall not be treated as an Employee for purposes of the Plan, without regard to whether such person is a common law employee of the Company or is retroactively recharacterized as an employee of the Company for wage tax purposes.

The term “leased employee” means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Internal Revenue Code) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control of the recipient. A leased employee shall be treated as an employee of the Company, but only for purposes of coverage testing under 410(b). Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.
A leased employee shall not be considered an employee of the recipient if:
(a)	such employee is covered by a money purchase pension plan providing:
(i)	a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Section 125, 132(f)(4), Section 402(e)(3), Section 402(h)(1)(B) or Section 403(b) of the Code,

(ii)	immediate participation, and

(iii)	full and immediate vesting; and
(b)	leased employees do not constitute more than 20 percent of the recipient’s nonhighly compensated work force.
1.13.	Employee Benefits Committee or Committee means the Employee Benefits Committee established in Article 10 of this Plan which shall consist of not less than three nor more than seven persons appointed from time to time by the Board of Directors to serve as Plan Administrator.

1.14.	Employer means PHI, Inc. and any successor thereto.

1.15.	Employer Account means the account maintained for a Participant which is credited with employer Discretionary Contributions made pursuant to Section 3.2(c).

1.16.	Employment Commencement Date means the date on which an Employee first performs an Hour of Service for a Company.

1.17.	Entry Date means the first day of each calendar month.

1.18.	ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.19.	401(k) Account means the account maintained for a Participant which is credited with the Participant’s 401(k) Contributions.

1.20.	401(k) Contributions mean the elective deferrals made pursuant to a Participant’s election which have been contributed in accordance with Code Section 401(k).

1.21.	Highly Compensated Employee means an Employee who:
(a)	is a 5-percent owner at any time during the year or the preceding year; or

(b)	received compensation during the preceding year from the Company in excess of $100,000 (as adjusted pursuant to Code Section 415(d)),

A former Employee shall be treated as a Highly Compensated Employee if such employee was a Highly Compensated Employee when such employee separated from service or such employee was a Highly Compensated Employee at any time after attaining age 55.

The determination of who is a Highly Compensated Employee will be made in accordance with Code Section 414(q) and the regulations thereunder.
1.22.	Hour of Service means:
(a)	Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for a Company. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed;

(b)	Each hour for which an Employee is paid, or entitled to payment, by a Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, or leave of absence. Such person shall not be considered to have terminated employment under this Section 1.22(b) unless the person fails to return to the employ of the Company at or prior to the expiration date of the person’s absence hereunder, in which case the person shall be deemed to have terminated employment as of the date of commencement of such absence;

(c)	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Company. These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.
An Hour of Service credited under Section 1.22(a) or (b) above will not be credited under Section 1.22(c).

Hours under this section shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor regulations which are incorporated herein by reference.

An Hour of Service with an Affiliate that has not adopted the Plan is treated as an Hour of Service with a Company for vesting purposes and for purposes of meeting the eligibility service requirement.

1.23.	Investment Fund means any of the funds in which a Participant may invest his or her Account in accordance with the provisions of Article 9.

1.24.	Limitation Year means the calendar year.

1.25.	Matching Account means the account maintained for a Participant which is credited with Matching Contributions and/or discretionary matching contributions made pursuant to Section 3.2.

1.26.	Matching Contributions mean the contributions made by a Company which match a Participant’s 401(k) Contributions.

1.27.	Nonelective Contribution Account means the account maintained for a Participant which is credited with Qualified Nonelective Contributions or Qualified Matching Contributions made on behalf of a Participant.

1.28.	Nonhighly Compensated Employee means an Employee who is not a Highly Compensated Employee.

1.29.	Normal Retirement Age means age 65 with five Years of Service.

1.30.	Normal Retirement Date means the date a Participant attains Normal Retirement Age.

1.31.	One Year Period of Severance means a 12-consecutive month period beginning on the date a Severance of Service occurs and ending on the first anniversary of such date, provided that the Employee during the 12-consecutive month period fails to perform an Hour of Service.

1.32.	Participant means any person who has an Account Balance in the Plan. Notwithstanding the foregoing, an Eligible Employee who elects not to contribute to the Plan, shall be treated as a Participant for purposes of Article 14 and Schedule A.)

1.33.	Plan means the PHI, Inc. 401(k) Retirement Plan.

1.34.	Plan Year means the calendar year.

1.35.	Predecessor Company means a company or other business entity acquired by the Employer or an Affiliate whose service was counted under the Prior Plan.

1.36.	Prior Plan means the tax-qualified retirement plan of a Company that is restated hereunder, if any.

1.37.	Qualified Domestic Relations Order means a judgment, decree, or order relating to the provision of child support, alimony payments, or marital property rights, to a spouse, former spouse, child or other dependent, made pursuant to a state domestic relations law, which creates or recognizes the existence of an alternate payee’s right to receive all or a portion of the benefits payable with respect to a Participant under the Plan, as described in Code Section 414(p).

1.38.	Qualified Matching Contributions mean the contributions made to comply with Code Section 401(k) or (m) and allocated to a Participant’s Nonelective Contribution Account.

1.39.	Qualified Nonelective Contributions mean the contributions made to comply with Code Section 401(k) or (m) and allocated to a Participant’s Nonelective Contribution Account.

1.40.	Rollover Account means the account maintained for a Participant which is credited with a Rollover Contribution.

1.41.	Rollover Contribution means a direct rollover of an Eligible Rollover Distribution amount by a Participant or the amount transferred from an Eligible Retirement Plan and allocated to a Participant’s Rollover Account.

1.42.	Service means a period commencing on the Employee’s Employment Commencement Date or reemployment commencement date, whichever is applicable, and ending on the Employee’s Severance of Service, subject to the following:
(a)	If an Employee has a Severance of Service because of a quit, discharge or retirement and then performs an Hour of Service within twelve (12) months of the Severance of Service date, he or she shall receive Service credit for the period of time commencing on the date a Severance of Service occurs and ending on the date on which the Employee again performs an Hour of Service for the Employer or an Affiliate. (hereafter referred to as “Period of Severance”).

(b)	An Employee who has a Severance of Service because of a quit, discharge or retirement during or immediately following an authorized leave of absence, and who performs an Hour of Service within (12) months from the date the leave of absence began, shall receive service credit for the Period of Severance. If an Employee is absent for 12 full months, no service credit is given for the Period of Severance, except as required by Section 13.10.
In determining an Employee’s Service, a prior period of service not required to be taken into account by reason of a period of severance which constitutes a One Year Period of Severance shall not be recognized under the Plan. If an Employee incurs more than a One Year Period of Severance but less than five consecutive One Year Periods of Severance, all Years of Service credited before the period of severance shall be reinstated.

Service with a Predecessor Company shall be taken into account under the Plan as Service with a Company only with respect to an Employee who was employed by the Predecessor Company on the date its assets or stock were acquired by the Employer or an Affiliate. Service with a Predecessor Company shall be taken into account under the Plan unless previously disregarded under the Plan or the Prior Plan.

1.43.	Severance of Service means the earlier of:
(a)	the date on which the Employee quits, retires, is discharged or dies;

(b)	the date on which the Employee fails to return to the service of the Company at the expiration of an authorized leave of absence in excess of twelve (12) months or recovery from being Totally and Permanently Disabled in excess of six (6) months; or

(c)	the first anniversary of the first date of a period in which the Employee remains absent from service with the Company (with or without pay) for any reason other than quit, retirement, discharge, death, authorized leave of absence or Total and Permanent Disability (such as vacation, holiday, sickness, unauthorized leave of absence or layoff).
Severance of Service shall not occur and credit for vesting purposes shall be given for the following:
(d)	a period of service with the Armed Forces of the United States of America, if an Employee who left active service with the Company to enter and did directly enter such Armed Forces, returned to active employment within the time and under the conditions which entitle him/her to reemployment rights under the laws of the United States of America;

(e)	transfer directly from the employment of one Company to another Company. Transfer of an Employee in this Plan to service with an Affiliate which has not adopted this Plan will not be considered a Severance of Service and will cause such service to be included as Service in this Plan. However, such aforesaid service will only be credited for vesting purposes and not for benefit purposes under this Plan; or

(f)	the period ending on the second anniversary of any absence from work by reason of the pregnancy of the Employee, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or for purposes of caring for such child for a period immediately following such birth or placement; provided, however, that the period between the first and second anniversaries of the first day of any such absence shall not count as Service and no credit will be given for such period for vesting purposes.
1.44.	Spouse or Surviving Spouse means the legal spouse of the Participant, provided that a former spouse will be treated as the Spouse or Surviving Spouse to the extent provided under a Qualified Domestic Relations Order, except that none of the requirements relating to consent shall apply to such former spouse.

1.45.	Trust means the assets of the Plan held by the Trustee(s), segregated in a separate trust or trusts and governed by a separate trust document or documents. This document may govern multiple trusts.

1.46.	Trustee means the person, persons, bank, and/or other entity selected by the Board to hold the assets of a Trust in accordance with Article 12.

1.47.	Valuation Date means each business day of the Plan Year that the Trust assets are valued or such Valuation Dates as may be specified by the Employer, but no less frequently than the last day of the Plan Year.

1.48.	Year of Service means twelve months of Service with the Employer or an Affiliate. Years of Service shall not include employment otherwise disregarded under the Plan or Prior Plan.

All non-successive periods of Service shall be aggregated and any periods of Service of less than a whole year (whether or not consecutive) shall be aggregated on the basis that twelve months of Service equal a whole Year of Service. A month of Service is deemed to be 30 days in the case of the aggregation of fractional months. After aggregating all Service, any period of Service less than a whole year (12 months) shall be disregarded.

If a Participant incurs a Severance of Service that is more than six months after his most recent Anniversary Date, the Participant shall be considered to have completed a Year of Service during the Computation Period starting on such Anniversary Date for vesting purposes.

If, under the terms of the Prior Plan, service was credited using the general method described in ERISA Reg. § 2530.200b-2, an Employee’s Service shall be converted to the elapsed time method by crediting each Employee with a period of Service consisting of :
(a)	A number of years equal to the number of years of service credited to the Employee under the terms of the Prior Plan before the Plan Year in which the Prior Plan was amended and restated; and

(b)	The greater of:
(i)	the period of Service that would be credited to the Employee under the Service provisions of the this Plan beginning on the first day of the Plan Year in which the Plan is amended and restated; or

(ii)	the service taken into account under the Prior Plan for the year of the amendment as of the date the Prior Plan is amended and restated.

ARTICLE 2.
ELIGIBILITY AND PARTICIPATION
2.1.	Initial Participation. An Eligible Employee may become a Participant as of the Entry Date coinciding with or next following the date on which he first performs one Hour of Service.

2.2.	Change in Status.
(a)	If a Participant no longer meets the definition of an Eligible Employee, such Participant may no longer contribute to the Plan and is no longer eligible for Company contributions effective as of the time of such change in status. If any such Employee again becomes an Eligible Employee, active participation in the Plan commences effective as of the time of the change in status. A change in status includes, but is not limited to, transfer to or from an Affiliate which is not participating in this Plan or becoming a member of a collective bargaining unit whose members do not participate in the Plan.

(b)	If an Employee is employed by a Company after working for an Affiliate not covered by the Plan, his Service with the Affiliate shall count for purposes of meeting the eligibility requirement of Section 2.1, except that if his employment with the Affiliate terminated and he is reemployed by a Company after more than five consecutive One Year Periods of Severance, prior Service is disregarded.
2.3.	Participation upon Reemployment. Generally, if an Employee who terminates employment is reemployed before he incurs a One Year Period of Severance, he shall participate immediately upon reemployment provided the Participant is an Eligible Employee at the time of reemployment. If a Participant has no vested interest in his Matching Account and Employer Account and incurs more than five consecutive One Year Periods of Severance, prior Service shall be disregarded for purposes of meeting the eligibility requirement of Section 2.1. If a Participant who terminates employment has a vested interest in his Matching Account and Employer Account and is later reemployed, all service shall count.

2.4.	Ineligible Employees. In the event that a Nonhighly Compensated Employee is not an Eligible Employee, but is erroneously allowed to participate in the Plan, he or she is deemed eligible to participate during the period for which contributions are made to the Plan. The Company is not obligated to make a Matching Contribution with respect to any such erroneous contribution, but may do so, in its sole discretion.

ARTICLE 3.
CONTRIBUTIONS
3.1.	Employee Contributions.
(a)	401(k) Contributions.
(i)	Participant Election. A Participant may elect to make 401(k) Contributions in whole percentages of Compensation not to exceed the lesser of: 90% of Compensation, or $15,500 (the Code Section 402(g) limit in effect for the 2007 taxable year), adjusted from time to time for increases in the cost-of-living pursuant to Code Section 402(g)(5).

(ii)	Separate Election for Bonuses and Accrued Vacation. Notwithstanding the preceding, a Participant may make a separate deferral election with respect to bonuses and accrued vacation payments made in lieu of time off, in a percentage from 1% to 100%, subject to the Code Section 402(g) limit in effect for the applicable Plan Year.

(iii)	Automatic Enrollment. An Employee hired on or after April 1, 2006, will be automatically enrolled in the Plan with an election equal to 3% of Compensation on the first date he is otherwise eligible to participate in the Plan if he does not make an affirmative election under paragraph (i) above. Such deemed deferral election shall remain in effect until changed by the Participant in accordance with the terms of Section 3.1(c) of the Plan. Each Employee will be given a reasonable amount of time before the first applicable payroll period, to cancel his/her automatic enrollment instead of having the automatic 401(k) deferral election applied to his/her pay.
(b)	Catch-Up Contributions. Catch-Up Contributions are 401(k) Contributions made to the Plan that are in excess of an otherwise applicable Plan limit and that are made by a Participant who is at least age 50 at any time during the Plan Year. An otherwise applicable Plan limit is a limit in the Plan that applies to 401(k) Contributions without regard to Catch-Up Contributions, such as the limits on annual additions, the dollar limitation on 401(k) Contributions under Code Section 402(g) (not taking into account Catch-Up Contributions) and the limit imposed by the actual deferral percentage (ADP) test under Code Section 401(k)(3).

A Participant may elect to make Catch-Up Contributions for a taxable year not to exceed the lesser of (i) the dollar limit on Catch-Up Contributions under Code Section 414(v)(2)(B)(i) for the taxable year, or (ii) 90% of the Participant’s Compensation for the Plan Year when added to other 401(k) Contributions. The dollar limit on Catch-Up Contributions is $5,000 (adjusted from time to time for increases in the cost-of-living pursuant to Code Section 414(v)(2)(C)).

Catch-Up Contributions are not subject to the limits on annual additions, are not counted in the ADP test and are not counted in determining the minimum allocation under Code Section 416, but Catch-Up Contributions made in prior years are counted in determining whether the Plan is top-heavy.
(c)	Participant’s Election. A Participant may make or change the contribution election made pursuant to this Section 3.1 at any time in accordance with the Plan’s administrative procedures.
3.2.	Company Contributions.
(a)	Matching Contributions. The Company shall make Matching Contributions on behalf of each Participant who is an Eligible Employee in an amount equal to 200% of the amount contributed for said Participant under Section 3.1(a); however, no more than 3% of the Participant’s Compensation shall be taken into account. The Matching Contribution shall be made taking into account Compensation on a payroll period basis. The annual Matching Contribution under this section shall equal two times the Participant’s 401(k) Contribution, not to exceed 6% of the Participant’s Compensation. The Matching Contribution shall be made taking into account Compensation on a payroll period basis with respect to regular payroll checks and on the basis of each payment made with respect to incentive bonuses and cash payment of banked vacation pay paid while actively employed.

(b)	Discretionary Matching Contributions. The Company, in its sole discretion, may make discretionary matching contributions to the Plan to match Participant’s 401(k) Contributions.

(c)	Discretionary Contributions. The Company, in its sole discretion, may make a profit sharing contribution to the Plan for a Plan Year, without regard to whether the Company has profits.

(d)	Qualified Nonelective Contributions and Qualified Matching Contributions. The Company may make Qualified Nonelective Contributions and/or Qualified Matching Contributions to satisfy the nondiscrimination tests described in Schedule A of the Plan. The Employer shall not be required to make a Qualified Nonelective Contribution or a Qualified Matching Contribution for any Plan Year, and the Employer shall have sole discretion to determine whether any such contribution shall be made for a Plan Year and the amount of such contribution.
3.3.	Makeup Contributions. The Company may make special makeup contributions to the Plan, if necessary. A makeup contribution is necessary if a Participant’s or Beneficiary’s Account must be reinstated in accordance with Section 6.8 or if a mistake or omission in making or allocating contributions is discovered and is not corrected by revising prior allocations. A makeup contribution may be made if it is determined that a correction is advisable under an IRS voluntary compliance procedure.

3.4.	401(k) Plan Nondiscrimination Testing. The Plan will satisfy the nondiscrimination tests set out in Schedule A.

3.5.	Rollover Contributions. An Eligible Employee may transfer to the Plan and Trust all or any portion of the money or other property received by the Employee from an Eligible Retirement Plan that constitutes an Eligible Rollover Distribution under Code Section 402(c), excluding any portion of such distribution representing after-tax employee contributions. Any such rollover must be completed within sixty (60) days of the Employee’s receipt of the qualifying rollover distribution.

The Rollover Contribution must meet all applicable rollover or plan to plan transfer requirements under the Code. Acceptance by the Plan and Trust of any rollover or direct transfer shall not constitute, or be construed to be, a determination by the Committee of the tax consequences to the Participant of the rollover or direct transfer.

3.6.	Method and Time for Payment of Contributions.
(a)	It is the intent of the Company to pay 401(k) Contributions and Participant loan repayments to the Trust in accordance with Department of Labor regulations.

(b)	All other contributions shall be paid to the Trust no later than the time prescribed by law (including extensions thereof) for filing the Company’s federal income tax return for the fiscal year ending with or within the Plan Year for which the contribution is made.
3.7.	Contribution Due to Mistake of Fact. If a contribution was made due to a mistake of fact, the amount attributable to the mistake of fact (unadjusted for earnings attributable to the mistaken amount, but reduced for any losses attributable to the mistaken amount) may revert to the Company within a one year period after it was contributed. If such reversion does not occur within such one year period, such mistaken amount shall be held in a suspense account and used as Company contributions in accordance with the Company’s direction.

3.8.	Nondeductible Overpayment. All contributions to the Plan are conditioned on their deductibility under Code Section 404. If a nondeductible overpayment is made by the Company, such overpayment may revert to the Company within a one year period, unadjusted for earnings attributable to the overpayment, but reduced for any losses attributable to the overpayment. If a nondeductible overpayment does not revert within such one year period, such overpayment shall be held in a suspense account (with no adjustment for gains, losses or interest), and used as a Company contribution in accordance with the Company’s direction.

3.9.	Individual Accounting. The Committee shall establish and maintain adequate records disclosing the separate proportionate interest of each Participant in a Trust.

ARTICLE 4.
CONTRIBUTION ALLOCATIONS AND VESTING
4.1.	Allocation of Employee Contributions. 401(k) Contributions and Catch-Up Contributions made by a Company pursuant to the Participant’s election will be allocated to the 401(k) Account of the Participant on whose behalf they are made.

4.2.	Company Contributions.
(a)	Allocation of Matching Contributions. Matching Contributions will be allocated to the Matching Account of the Participant on whose behalf they were made under the terms of the Plan.

(b)	Allocation of Discretionary Matching Contributions. Discretionary matching contributions made pursuant to Section 3.2(b) and forfeitures described in Section 4.5, if any, will be allocated to the Matching Accounts of Participants pro rata on the basis of all 401(k) Contributions made during the Plan Year to those Participants employed on the last day of the Plan Year

(c)	Allocation of Discretionary Contributions. Profit sharing contributions made pursuant to Section 3.2(c) will be allocated to a Participant’s Employer Account on the basis that the Participant’s Compensation bears to the total of all Participants’ Compensation.

(d)	Allocation of Qualified Nonelective Contributions. If the Company elects to make a Qualified Nonelective Contribution for a Plan Year, such contribution will be allocated only to Participants who are Nonhighly Compensated Employees, either (i) in the ratio that each such Participant’s Compensation bears to the total Compensation of all such Participants for the Plan Year, or (ii) using another method of allocation permitted under Treasury Regulation Section 1.401(k)-2(a)(6). Qualified Nonelective Contributions shall be treated as 401(k) Contributions for all purposes under the Plan to the extent used to satisfy the ADP test described in Schedule A.

(e)	Allocation of Qualified Matching Contributions. If the Company elects to make a Qualified Matching Contribution for a Plan Year, such contribution will be allocated only to Participants who are Nonhighly Compensated Employees, either (i) in the ratio that each Participant’s 401(k) Contributions under Section 3.1(a) for the Plan Year bears to the total 401(k) Contributions under Section 3.1(a) of all such Participants for the Plan Year, or (ii) using another method of allocation permitted under Treasury Regulation Section 1.401(m)-2(a)(6). Qualified Matching Contributions shall be treated as 401(k) Contributions for all purposes under the Plan to the extent used to satisfy the ADP test described in Schedule A.

(f)	Allocation of Makeup Contribution. A contribution made pursuant to Section 3.3 will be allocated in accordance with the Committee’s direction to reinstate a former Participant’s Account or, as necessary, to correct a mistake or omission.

(g)	Allocation of Rollover Contribution. A Rollover Contribution made by a Participant will be allocated to the Participant’s Rollover Account.
4.3.	Limitation on Annual Addition.
(a)	Definitions. The following terms used in this section shall have the following meanings:
(i)	The term “Annual Additions” means the sum of (1) the Employer contributions under the Plan (including elective deferrals to a 401(k) plan) credited to a Participant for any Limitation Year, (2) forfeitures credited to a Participant for any Limitation Year, (3) the Participant’s after-tax Contributions for a Limitation Year, (4) amounts described in Code Sections 415(l)(1) and 419A(d)(2) , and (5) allocations under a simplified employee pension.

(ii)	The term “Dollar Limitation” means $45,000, as adjusted pursuant to Code Section 415(d).
(b)	Limitation on Maximum Annual Additions.
(i)	Notwithstanding any provision of the Plan to the contrary, the Annual Additions credited to a Participant’s Account in any Limitation Year shall not exceed the lesser of the Dollar Limitation in effect for the Limitation Year or one hundred percent (100%) of the Participant’s compensation as defined in Code Section 415(c)(3) for such Limitation Year.

The compensation limit referred to above shall not apply to any contributions for medical benefits after separation from service (within the meaning of Code Sections 401(h) or 419A (f)(2)) which are otherwise treated as an annual addition.

(ii)	If as a result of a reasonable error in estimating a Participant’s compensation, or under other circumstances approved by the Commissioner of Internal Revenue, this limitation is exceeded, the Administrator shall eliminate the excess amount in the following order: (1) apply the provisions of any other plans to the extent that such provisions would reduce the excess amount in the Participant’s Account; or (2) distribute 401(k) Contributions and forfeit any Matching Contributions or Discretionary Matching Contributions attributable thereto made for the year to the extent that the distribution would reduce the excess amount in the Participant’s Account.

(iii)	If unallocated portions are held in a suspense account at the time of the complete termination of the Plan and such unallocated portions may not be allocated as a result of the limitations of this subsection, then such unallocated portions shall be returned to the Employer.

(iv)	If 401(k) Contributions are returned to the Participant under this subsection, then such returned amounts shall not be included for purposes of the limitations of Code Section 402(g), the ADP test and the ACP test.
(v)	The limitations of this subsection are intended solely to satisfy the requirements of Code Section 415 and shall at no time prevent the payment of any benefits not prohibited by the Code or Treasury regulations issued thereunder.

(vi)	For purposes of this section, all defined contribution plans maintained by Affiliates shall be treated as a single plan whether or not such plans have been terminated.
4.4.	Vesting.
(a)	A Participant shall be vested in his Account under the Plan as follows:
(i)	401(k) Account — 100%

(ii)	Matching Account and Employer Account:

Years of Service	Vested Percentage
1	0
2	25
3	50
4	75
5	100
(iii)	Rollover Account — 100%

(iv)	Nonelective Contribution Account — 100%
(b)	Notwithstanding the foregoing, if a Participant dies, becomes Totally and Permanently Disabled or attains age 65 while employed by a Company he or she shall become 100% vested in his or her Account.

(c)	All Service with the Company counts for purposes of vesting under the Plan, except that any Employee who terminates employment with fewer than two Years of Service and is later reemployed shall lose those Years of Service for vesting purposes if the reemployment occurs after such Employee incurs five consecutive One Year Periods of Severance.
4.5.	Forfeitures. A Participant who terminates employment for any reason will forfeit his or her non-vested Matching Account and/or Employer Account as of the earlier of the date the Participant receives a distribution of his or her entire vested Matching and/or Employer Accounts, or the last day of the Plan Year in which the Participant incurs 5 consecutive One Year Periods of Severance. A Participant who has no vested Matching and Employer Accounts will be deemed to have received a distribution and forfeit his or her said Matching and Employer Accounts as of the date on which he or she terminated employment.
Forfeitures are allocated as a Discretionary Matching Contribution, except as provided in Section 6.8.

ARTICLE 5.
VALUATION OF FUND AND ALLOCATION OF GAINS AND LOSSES
5.1.	Valuation of Fund. The Trustee shall value the Trust as of the last Valuation Date of each Plan Year or such other period as the Trustee determines, and the Trustee shall report the value of the net worth of the Trust to the Committee in writing upon the completion of the valuation. In determining the net worth of the Trust, the Trustee shall value the assets at fair market value as of such Valuation Date and shall deduct from the Trust expenses, charges, and fees of the Trust unless such expenses, charges, and fees have been guaranteed or reimbursed by the Company.

5.2.	Daily Valuation. Participants’ Accounts may be valued using a daily valuation method of accounting. Under the daily valuation method of accounting, all amounts held in the Trust are invested as a unit or in accordance with the provisions of certain other limited investment options as allowed by the Committee and the Trustee. As of each Valuation Date, the Trustee shall adjust each Investment Fund in the Participants’ Accounts (including a suspense account and any other accounts maintained for daily valuation accounting purposes) in the following manner (but not necessarily in the same order):
(a)	Value at current fair market value the assets of the Trust.

(b)	Adjust the Participants’ Account Balances (including any suspense accounts) for any gain or loss since the last Valuation Date.

(c)	Subtract all payments or distributions made from the Participants’ Accounts since the preceding Valuation Date, including any adjustments for fees and expenses of the trust charged to the Participants’ Account Balances.

(d)	Add the 401(k) Contributions, Matching Contribution, Qualified Non-Matching and/or Nonelective Contributions or any other contributions made to the Trust since the last Valuation Date to the appropriate accounts.

(e)	Debit or credit, as applicable, the Investment Funds in accordance with a Participant’s change in investment election pursuant to Article 9.
Notwithstanding the foregoing, if the Plan holds an asset that cannot be valued readily on a daily basis, the Committee and the Trustee may treat that asset separate and apart from the daily valuation accounting and may value that asset at such time or times as deemed necessary, but at least annually.

ARTICLE 6.
PAYMENT OF BENEFITS
6.1.	Distribution of Benefits. If a Participant separates from service or becomes Disabled, the Participant’s vested Account Balance shall be payable in accordance with this Article.

6.2.	Amount, Time and Method of Payment.
(a)	When a Participant’s vested Account Balance becomes payable, a distribution of the vested Account Balance, valued as of the Valuation Date preceding distribution, will be made to the Participant with the Participant’s consent as soon as administratively practicable in accordance with this Article.

(b)	If consent is required and the Participant does not consent to a distribution, the Account Balance will remain invested under the Plan, subject to the Participant’s right to direct the investment of the Account.

(c)	If a Participant receives a distribution, any contributions credited to the Participant’s Account subsequent to such distribution shall become distributable as of their allocation to the extent vested.

(d)	Distribution of a Participant’s vested Account Balance shall begin no later than sixty (60) days after the end of the Plan Year in which occurs the later of:
(i)	the Participant’s attainment of age 65,

(ii)	the tenth anniversary of the Participant’s participation in the Plan, or

(iii)	the Participant’s termination of employment with the Company.
(e)	Method of Payment. When a Participant’s vested Account is distributable, a Participant has the right to elect in writing, on a form approved by and filed with the Committee, to have his or her vested Account Balance distributed in a single lump sum payment.
6.3.	Small Benefit Payments. Effective for distributions made on and after March 28, 2005, notwithstanding Section 6.2, if the Participant’s vested Account Balance is $1,000 or less, the Committee will pay the Participant or designated Beneficiary (if the benefit payable is a death benefit) the value of the Account Balance in a lump sum payment as soon as administratively practicable, without the consent of the Participant.

If the Participant’s vested Account Balance is greater than $1,000 and equal to or less than $5,000 and if the Participant does not elect to receive the distribution directly or have such Account Balance paid as a direct rollover to an Eligible Retirement Plan specified by the Participant, then the Committee will pay the distribution in a direct rollover to an individual retirement account designated by the Committee.

The value of a Participant’s vested Account Balance shall be determined without regard to that portion of the Account Balance that is attributable to rollover contributions (and earnings applicable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). If the value of the Participant’s Account Balance as so determined is $1,000 or less, the Plan shall immediately distribute the Participant’s entire vested Account Balance.
6.4.	Minimum Distribution Rules. The Trustee must distribute or commence distribution of a Participant’s entire interest in his or her Account no later than the Required Beginning Date. Notwithstanding any provision in the Plan to the contrary, required minimum distributions will be determined and made in accordance with Article 15.

6.5.	Election of Direct Rollover. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

6.6.	Definitions.
(a)	Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) and any hardship withdrawal distributed in accordance with Section 8.1.

(b)	Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, which agrees to separately account for amounts transferred into such plan from this Plan, or a qualified trust described in Code Section 401(a) that accepts the Distributee’s Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply to a Surviving Spouse, or to a Spouse or former spouse, who is the alternate payee under a Qualified Domestic Relations Order, as defined in Code Section 414(p).

(c)	Distributee. A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s Surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order are Distributees with regard to the interest of the Spouse or former Spouse.
(d)	Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.
6.7.	Qualified Domestic Relations Order Payments. A domestic relations order relating to benefits under this Plan shall be reviewed by the Committee in accordance with the Committee’s QDRO procedures. The Committee shall establish procedures for processing domestic relations orders and determining the qualified status of any such order in accordance with IRS guidance, rulings or regulations. If the order is a Qualified Domestic Relations Order received by this Plan, the Committee will authorize payment to the alternate payee pursuant to the terms of the Qualified Domestic Relations Order as soon as administratively practicable without regard to the time distribution would be made with respect to the affected Participant.

6.8.	Reemployment. If a former Participant who received a lump sum distribution from the Plan upon termination of employment is reemployed, such Participant shall have the right to have the nonvested portion of his or her Account Balance that was forfeited restored upon repayment to the Plan of the full amount of the distribution. To receive a restoration of the forfeited amount, the repayment must be made before the Participant incurs five consecutive One Year Periods of Severance. If a former Participant who was deemed to have received a distribution is reemployed before incurring five consecutive One Year Periods of Severance, such Participant will be considered to have repaid the deemed distribution as of the date of reemployment.

The restoration allocation will be in the amount of the forfeiture and will not be adjusted for gains or losses which occurred after the forfeiture arose. The restoration of such forfeited amount shall be made first from forfeitures arising under Section 4.5, then, if necessary, by an additional Company contribution.

ARTICLE 7.
DEATH BENEFITS
7.1.	Death Benefits. A Participant’s Account Balance is payable upon his or her death prior to commencement of benefit payments to the Participant’s Beneficiary determined in accordance with Section 7.2, exclusive of any portion of the Account subject to a Qualified Domestic Relations Order.

7.2.	Designation of Beneficiary. If a Participant is not married, he or she may file a designation of Beneficiary with the Committee. The designated Beneficiary shall be entitled to receive any death benefit payable under the Plan in accordance with Section 7.1. If a Participant is married at the time of his or her death, the Beneficiary of such deceased Participant will be the Participant’s Surviving Spouse, unless the Participant has filed a Qualified Designation of Beneficiary with the Committee. A “Qualified Designation of Beneficiary” means a form provided by the Committee on which the Participant’s Spouse consents in writing to the designation of a Beneficiary other than the Spouse. The written consent must be witnessed by a Notary Public. A Spouse’s consent is irrevocable when given. A Qualified Designation of Beneficiary may be revoked at any time by the Participant and a new Qualified Designation of Beneficiary filed with the Committee. If the Surviving Spouse or designated Beneficiary predeceases the Participant and no contingent beneficiary is named, or if there is no valid designation of Beneficiary executed by a Participant, the death benefit payable under this section will be paid to the Participant’s estate.

7.3.	Time and Method of Payment.
(a)	Distributions that began before death. If the Participant dies after distribution of his or her Account Balance has begun, the remaining portion will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant’s death.

(b)	Distribution beginning after death. If the Participant dies before distribution of his or her Account Balance has begun, distribution of the Participant’s entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death, except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:
(i)	if any portion of the Participant’s interest is payable to a designated Beneficiary, distributions may be made over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

(ii)	if the designated Beneficiary is the Participant’s Surviving Spouse, the date distributions are required to begin in accordance with (i) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant died, or

(2) December 31 of the calendar year in which the Participant would have attained age 70 1/2.
If the Participant has not made an election pursuant to this Section 7.3(b) by the time of his or her death, the Participant’s designated Beneficiary must elect the method of distribution no later than the earlier of (A) December 31 of the calendar year in which distributions would be required to begin under this section, or (B) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the designated Beneficiary does not elect a method of distribution, distribution of the Participant’s entire interest will be paid in a lump sum by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c)	For purposes of Section 7.3(b) above, if the Surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of Section 7.3(b), with the exception of paragraph (ii) therein, shall be applied as if the Surviving Spouse were the Participant.

(d)	Death benefit distributions shall be made in accordance with Code Section 401(a)(9) and applicable IRS guidance, rulings and regulations.

(e)	Distributions shall be made in accordance with Section 6.3 if the Participant’s Account Balance is $5,000 or less as determined under that Section.

ARTICLE 8.
IN-SERVICE WITHDRAWALS BY PARTICIPANTS
8.1.	Hardship Withdrawals from 401(k) Account. A Participant may request a distribution of his or her 401(k) Contributions in the event of hardship. For the purposes of this section, a distribution is made on account of hardship only if the distribution is made both on account of an immediate and heavy financial need of the Participant and is necessary to satisfy the financial need. This section is intended to comply with Internal Revenue Service regulation §1.401(k)-1(d)(2) and will be interpreted and applied in accordance with that regulation.
(a)	The following are the only financial needs considered immediate and heavy:
(i)	Expenses for medical care (described in Code Section 213(d) previously incurred by the Participant, the Participant’s Spouse, or any dependent of the Participant (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)) or amounts necessary for these persons to obtain such medical care;

(ii)	Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(iii)	Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant’s Spouse, children or dependents (as defined in Code Section 152, without regard to paragraphs (b)(1), (b)(2) and (d)(1)(B));

(iv)	Payments necessary to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant’s principal residence;

(v)	Payments for funeral or burial expenses for the Participant’s deceased parent, Spouse, child or dependent (as defined in Code Section 152, without regard to paragraph (d)(1)(B));

(vi)	Expenses to repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds 10 percent of adjusted gross income); or

(vii)	Any other financial need considered immediate and heavy under IRS regulations, rulings, notices or other documents of general applicability.
(b)	When a Participant takes a hardship distribution, he or she will be suspended from making elective deferrals to any 401(k) plan maintained by the Company or an Affiliate for six months following receipt of the hardship distribution.

(c)	A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:

(i)	The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Company; and

(ii)	The distribution is not in excess of the amount of the immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution).
8.2.	Withdrawal from Rollover Account. Upon written notice to the Committee, a Participant may withdraw all or part of his or her Rollover Account.

8.3.	Withdrawals after Age 59 1/2. Upon written notice to the Committee, a Participant who has attained age 59 1/2 may withdraw all or part of his or her Account.

8.4.	Limitations on Withdrawals.
(a)	No distribution will be made under this Article which will result in a distribution amount of less than $500 or the total amount available for withdrawals, if less. This limitation is applicable to each type of account and is not an aggregate limitation.

(b)	In the case of a partial withdrawal made by a Participant having an interest in more than one Investment Fund, the amount withdrawn from each Investment Fund shall be in the same proportion as the value of his interest in each such Investment Fund immediately preceding such withdrawal bears to the total value of the account from which the withdrawal is made.
8.5.	Automated Withdrawals. The written notice for a withdrawal is not required in the event a withdrawal is processed through an automated voice response unit or similar automated method provided by the Plan’s recordkeeper in accordance with the recordkeeper’s procedures.

8.6.	Special Rules for Qualified Hurricane Distributions. Notwithstanding anything in the Plan to the contrary, the Plan will permit Qualified Hurricane Distributions. The following provisions shall apply effective August 25, 2005:
(a)	A Qualified Hurricane Distribution is
(i)	any distribution made on or after August 25, 2005, and before January 1, 2007, to a Participant whose principal residence on or after August 25, 2005, was in the Hurricane Katrina disaster area and who has sustained an economic loss by reason of Hurricane Katrina; or

(ii)	any distribution made on or after September 23, 2005, and before January 1, 2007, to a Participant whose principal residence on or after September 23, 2005, was in the Hurricane Rita disaster area and who has sustained an economic loss by reason of Hurricane Rita; or

(iii)	any distribution made on or after October 23, 2005, and before January 1, 2007, to a Participant whose principal residence on or after October 23, 2005, was in the Hurricane Wilma disaster area and who has sustained an economic loss by reason of Hurricane Wilma.
(b)	The aggregate amount of Qualified Hurricane Distributions received by any Participant in a taxable year and all prior taxable years shall not exceed $100,000.

(c)	A Participant who receives a Qualified Hurricane Distribution has the right at any time during a three year period commencing on the day after the Qualified Hurricane Distribution is received to make one or more contributions that do not exceed the amount of such distribution to the Plan or any other Eligible Retirement Plan within the meaning of Code Section 402(c)(8)(B).

(d)	A Participant who receives a Qualified Hurricane Distribution may elect to have any amount required to be included in gross income for such taxable year, to instead be included in income ratably over the three year period beginning with such taxable year.

(e)	The 10% additional tax on early distributions under Code Section 72(t) shall not apply to any Qualified Hurricane Distribution.

(f)	Qualified Hurricane Distributions shall not be treated as Eligible Rollover Distributions for purposes of Code Sections 401(a)(31), 402(f), and 3405.

ARTICLE 9.
INVESTMENT OF TRUST ASSETS — PARTICIPANT
DIRECTED INVESTMENTS
9.1.	Participant Directed Investments. Each Participant has the right to direct the investment of his or her Account. A Participant’s investment direction is limited to the Investment Funds selected by the Committee. For this purpose, the term Investment Fund shall include an individually directed brokerage account offered under the Plan.

A Participant’s investment direction shall be made in accordance with the procedures established by the Committee and/or the Trustee governing the manner and method in which such direction may occur. The Participant may change his or her investment selections and make transfers among Investment Funds at such times as are permitted by the Trustee and the Committee in accordance with the procedures and rules established by the Trustee and the Committee.

Notwithstanding the foregoing, the Trust may have one or more assets which are not subject to individual direction and, shall be invested in accordance with the Trustee’s directions. In this event the Plan shall maintain appropriate records to determine each Participant’s undivided interest in such asset or assets.

If a Participant has not provided investment direction, the Committee shall determine the default investment in which the Participant’s Account shall be invested.

9.2.	Voting Rights. Voting rights with respect to stock or other securities in the respective Investment Funds may be exercised by the Trustee or by such proxy as the Trustee may elect.

ARTICLE 10.
PLAN ADMINISTRATION
10.1.	Establishment of the Employee Benefits Committee. The general administration of the Plan and the responsibility for carrying out its provisions shall be placed in the Employee Benefits Committee. The Committee is the plan administrator (within the meaning of Section 3 of ERISA and Code Section 414(g)) with such authority, responsibilities and obligations as ERISA and the Code grant to and impose upon persons so designated. For purposes of ERISA, the Committee shall be a “named fiduciary” under the Plan. If no Committee is appointed by the Board of Directors of the Employer, the Employer shall be the plan administrator and named fiduciary of the Plan and shall have all the rights, duties and powers of the Committee set forth in this Article.

Any member of the Committee may resign by delivering a written resignation to the secretary of the Committee. Such resignation shall be effective thirty (30) days after the date the notice is received, or on an earlier date designated by majority vote of the Committee’s remaining members.

No member of the Committee who is also an Employee receiving regular compensation as such shall receive any compensation for his or her services as a member of the Committee. No bond or other security shall be required of any member of the Committee in any jurisdiction. No member of the Committee shall, in such capacity, act or participate in any action directly affecting his or her own benefits under the Plan other than an action which affects the benefits of Participants generally or groups of Participants.

10.2.	Powers of the Employee Benefits Committee. The powers of the Committee include, but are not limited to, the following:
(a)	establishing its own rules for governance and determining the times and places for holding meetings of the Committee and the notice to be given of such meetings;

(b)	employing such agents and assistants, such counsel (who may be counsel to the Company), and such clerical, medical, accounting, actuarial and investment services or advisers as the Committee may require in carrying out the provisions of the Plan;

(c)	authorizing one or more of their number or any agent to make any payment, or to execute or deliver any instrument, on behalf of the Committee, except that all requisitions for funds from, and requests, directions, notifications and instructions to the trustee of the Plan shall be signed by at least two members of the Committee;

(d)	in its discretion, establishing one or more subcommittees as it deems appropriate, and delegating any power or duty granted to the Committee to any such subcommittee;

(e)	appointing and removing the Trustee of the Plan pursuant to the terms of the trust agreement;

(f)	receiving and reviewing reports from the Trustee of the Plan as to the financial condition of the Trust, including its receipts and disbursements;

(g)	executing and filing with the appropriate governmental agencies such registration and other statements, forms, applications, notifications, and other documents or information as the Committee may from time to time deem necessary or appropriate in connection with the Plan;

(h)	amending the Plan to the extent it is authorized to do so by the Board or the terms of the Plan; and

(i)	directing the Trustee, or appointing one or more investment managers to direct the Trustee, subject to the conditions set forth in the trust agreement and in this article, in all matters concerning the investment of the Trust;
10.3.	Duties and Authority of the Employee Benefits Committee.
(a)	The Committee shall have the general responsibility for administering the Plan and carrying out its provisions. Subject to the limitations of the Plan, the Committee from time to time shall establish rules for the administration of the Plan and the transaction of its business and shall promulgate such rules as may be necessary to effectuate the Plan’s funding and investment policy. The Committee, in its sole discretion, shall determine all matters of administration and Plan interpretation and the amounts of and rights to benefits payable under the Plan. Provided however, to the extent the Committee delegates its discretion to determine matters of administration, interpretation and amounts of and rights to benefits payable under the Plan to a subcommittee such subcommittee shall have the sole discretion to make such determinations.

(b)	It shall be the duty of the Committee to notify the Trustee in writing of the amount of any benefit which shall be due to any Participant and in what form and when such benefit is to be paid.

(c)	The responsibility for the formulation of the general investment practices and policies of the Plan and its related Trust and for effectuating such practices and policies is placed with the Committee.
10.4.	Actions by the Committee or a Subcommittee. The majority of the members of the Committee, but no fewer than two, or a subcommittee established pursuant to Section 10.2(d) (a “Subcommittee”) shall constitute a quorum for the transaction of business at any meeting. Resolutions or other actions made or taken by the Committee or subcommittee shall require the affirmative vote of a majority of the members of the Committee or subcommittee attending a meeting, or by a majority of members in office by writing without a meeting.

10.5.	Indemnification. To the extent not contrary to ERISA or applicable state law, the Employer shall indemnify the Committee and its members and any other director, officer or employee of a company who is designated to carry out any responsibilities under the Plan for any liability, joint and/or several, arising out of or connected with their duties hereunder to the fullest extent permitted by law except where the conduct of the individual constitutes gross negligence or willful misconduct as determined in the sole discretion of the Employer.
10.6.	Benefit Application and Claims Procedure.
(a)	A Participant or Beneficiary shall apply for benefits by filing with the Committee a signed, written request specifically identifying the benefits requested and describing all facts and circumstances entitling him or her to payment. A written request is not required if distribution is processed through an automated voice response unit or similar automated method provided by the Plan’s recordkeeper in accordance with the recordkeeper’s procedures.

(b)	Within 90 days (45 days if the application is for disability benefits) after receipt of such an application, the Committee shall notify the applicant of its decision. If special circumstances require an extension of time, the Committee shall notify the applicant of such circumstances within 90 days (30 days for disability claims) after receipt of the application, and the Committee shall thereafter notify the applicant of its decision within 180 days (105 days for disability claims) after receipt of the application. If the application is denied in whole or in part, the Committee’s notice of denial shall be in writing and shall state:
(i)	the specific reasons for denial with specific reference to pertinent Plan provisions upon which the denial is based;

(ii)	the specific references to the pertinent provisions of the Plan upon which the denial is based;

(iii)	a description of any additional materials or information necessary for the applicant to perfect his or her claim and an explanation of why the materials or information are necessary;

(iv)	an explanation of the Plan’s claim review procedure set forth in this section; and

(v)	notice of the applicant’s right to bring a civil action under Section 502 (a) of ERISA if the applicant appeals and the appeal is denied.
(c)	During the 60 day period (180 day period for disability claims) following an applicant’s receipt of a notice of denial of his or her application for benefits, the applicant or his or her duly authorized representative may review pertinent documents and within 60 days (180 days for disability claims) submit a written request to the Committee for an appeal of the denial. An applicant requesting an appeal, or his or her duly authorized representative, may submit issues and comments in writing to the Committee. The Committee shall consider the merits of the applicant’s presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Committee shall deem relevant; and shall render a decision as to the merit of the appeal and the claim. Within 60 days (45 days for disability claims) after receipt of the request for appeal, the Committee shall issue a written decision to the applicant. If special circumstances require an extension of time, the Committee shall issue a written decision no later than 120 days (90 days for disability claims) after receipt of the request for appeal.

Notwithstanding the foregoing, if the claim relates to disability, the review of the claim will be handled completely independently of the findings and decision made regarding the initial claim and will be processed by an individual who is not a subordinate of the individual who denied the initial claim. If the claim requires medical judgment, the individual handling the appeal will consult with a medical professional who was not consulted regarding the initial claim and who is not a subordinate of anyone consulted regarding the initial claim and that medical professional will be identified to the applicant.

The Committee’s decision shall state:
(i)	specific reasons for the denial;

(ii)	specific references to the pertinent provisions upon which the decision is based;

(iii)	notice that the applicant is entitled to receive, upon request and free of charge, copies of all documents, records and other information relevant to the applicant’s claim for benefits; and

(iv)	notice of the applicant’s right to bring an action under Section 502(a) of ERISA.
10.7.	Responsibilities of Named Fiduciaries Other than the Committee. The Trustee shall have such responsibilities with respect to the operation of the Plan as are set forth in the trust agreement. Any investment adviser which the Committee may employ shall have the responsibility to direct the Trustee in investing and reinvesting the Trust (or that portion thereof specified by the Committee in the instrument appointing such adviser) and to report the book value and fair market value of each asset in the Trust (or such portion thereof) to the Committee periodically, as such responsibilities may be more fully described in the trust agreement.

10.8.	Allocation of Responsibilities. The description of the responsibilities and powers of the Committee and the description of the responsibilities of the Trustee contained in the foregoing provisions of this article shall constitute, for purposes of ERISA, procedures for allocating responsibilities operation and administration of the Plan among the named fiduciaries.

10.9.	Designation of Persons to Carry Out Responsibilities of Named Fiduciaries. The Committee, the Trustee and any investment adviser which the Committee employs may, except as to responsibilities involving management and control of assets held in the Trust, designate one or more other persons to carry out any or all of their respective responsibilities under the Plan, provided that such designation shall be made in writing, filed with the Plan’s records and made available for inspection upon request by any Participant or Beneficiary under the Plan.

10.10.	Payment of Expenses. All expenses that shall arise in connection with the administration of a Plan and Trust, including, but not limited to, the compensation of the Trustee and of any recordkeeper, accountant, counsel, investment adviser, other expert or other person who shall be employed by the Committee in connection with the administration thereof, shall be paid from the Trust, unless paid by the Company; provided, however, that no person who is employed by the Company shall receive any compensation from the Plan except for reimbursement of expenses properly and actually incurred.

ARTICLE 11.
PLAN ADOPTION, AMENDMENT OR TERMINATION
11.1.	Amendment of Plan.
(a)	The Employer reserves the right to terminate the Plan or to modify, alter or amend the Plan from time to time as it may, in its sole and complete discretion, deem advisable, including, but without limiting the generality of the foregoing, any amendment deemed necessary to qualify or to ensure the continued qualification of the Plan under the Code. The foregoing right shall be exercised only by action of the Employer’s Board of Directors or other entity authorized to act for the Employer or by action of an officer of the Employer with later ratification by the Employer’s Board, if necessary.

(b)	Notwithstanding Section 11.1(a), the Committee, by a written instrument, duly executed by a majority of its members, may make, on behalf of the Employer’s Board of Directors,
(i)	any amendment that may be necessary or desirable to ensure the continued qualification of the Plan and its related Trust under the Code or which may be necessary to comply with the requirements of ERISA, or any regulations or interpretations issued by the Department of Labor or the Internal Revenue Service with respect to the requirements of ERISA or the Code, or

(ii)	any amendment that is required by the provisions of a collective bargaining agreement between a Company and its employees.
11.2.	Merger. In the case of any merger or consolidation of a Plan with, or any transfer of the assets or liabilities of a Plan to any other plan qualified under Code Section 401, the terms of such merger, consolidation or transfer shall be such that each Participant in the Plan would receive (in the event of termination of the Plan or its successor immediately thereafter) a benefit which is no less than the benefit which such Participant would have received in the event of termination of the Plan immediately before the merger, consolidation or transfer.

11.3.	Form of Amendments. Any amendment to the provisions of this instrument shall be evidenced by separate amendment which is made a part of this Plan or by a restatement of the Plan in its entirety.

11.4.	Acceptance of Transferred Assets. In the event of a merger into this Plan of any other plan qualified under Section 401(a) of the Code, the Trustee may accept amounts transferred on behalf of a Participant from such other plan, provided that the Trustee is authorized to do so by the Employer.

11.5.	Plan to Plan Transfers. Notwithstanding any other provisions of this Plan, in the event a Company or a division of the Employer or of a Company ceases to participate under this Plan (ex-Company) and establishes a successor to this Plan for its Participants and the

Plan Administrator directs a plan to plan transfer, the Trustee at the direction of the Plan Administrator, shall transfer all Accounts to which Participants employed by the formerly participating Company are entitled under this Plan to another plan forming a part of a pension, profit sharing or stock bonus plan maintained by the formerly participating Company (or a member of its controlled group) and which meets the requirements of Code Section 401(a), provided that the plan to which such transfers are made permits the transfer to be made. All transfers to another qualified plan of a formerly participating Company (or a member of its controlled group) shall be made in cash or in kind, as determined by the Plan Administrator in its sole discretion. In accordance with procedures established by the Plan Administrator, in the Plan Administrator’s sole discretion, during the time period when Investment Funds are being liquidated to effectuate the plan to plan transfer, no investment direction changes may be made. No such transfer shall decrease the accrued benefit of any Participant or otherwise deprive a Participant of any rights that are protected by Section 411(d)(6) of the Code.

11.6.	Plan Termination or Partial Termination. Upon termination of the Plan, Participants shall become fully vested in their Account Balances. Upon partial termination of the Plan affected Participants shall become fully vested in their Account Balances. Upon the complete or partial termination of the Plan, the Trustee shall, in accordance with written instructions of the Employer, either (a) distribute to such Participants their Account Balances after payment of any expenses properly changeable to such interests, provided such Account Balances are properly distributable, (b) continue to hold and administer their Accounts in the Plan in accordance with the terms of the Plan, or (c) transfer all or part of the funds to a new plan and trust. Provided further, if the Plan does not provide for employee contributions, but only provides for discretionary profit sharing contributions, then upon complete discontinuance of such discretionary profit sharing contributions, Participants shall be fully vested in their Account Balances .

ARTICLE 12.
TRUST FUND AND THE TRUSTEE
12.1.	Trust and Trustee. A Trust has been created and will be maintained for the purpose of the Plan, and the corpus thereof will be invested in accordance with the terms of the Plan and Trust. The Committee shall select a Trustee or Trustees to hold and invest the Trust in accordance with the terms of a trust agreement or agreements and/or other contract(s). A Trustee shall be an individual, a bank or trust company incorporated under the laws of the United States or of any state and qualified to operate as a trustee or shall be a legal reserve life insurance company. The Committee may, from time to time, change the Trustee(s) then serving under the trust agreement and/or other contract to another Trustee(s), to elect to terminate the Trust and/or other contract and hold the Plan assets in multiple trusts or in any other method acceptable under Act.

12.2.	Assets of the Trust. Any contributions made to the Plan shall be paid to the Trustee(s) and held in a Trust or Trusts. The Trust(s) shall be held for the exclusive benefit of the Plan’s Participants and their Beneficiaries and shall be used to pay benefits to such persons and to pay administrative expenses of the Plan and Trust to the extent such administrative expenses are not paid by the Company. Assets of the Trust(s) shall never revert or inure to the benefit of the Company, except that contributions may be returned to the Company as provided in Sections 3.7 and 3.8.

ARTICLE 13.
MISCELLANEOUS
13.1.	Limitation of Assignment. No benefit payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance, and any attempt to anticipate, alienate, sell, transfer, assign, pledge or encumber a benefit shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for, or against, such person, and the same shall not be recognized under the Plan, except to such extent as may be required by law. Notwithstanding the above, this section shall not apply to a Qualified Domestic Relations Order and benefits may be paid pursuant to the provisions of such an order.

13.2.	Legally Incompetent Distributee. Whenever any benefit payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined to be incompetent by qualified medical advice, the Committee need not require the appointment of a guardian or custodian, but is authorized, in its sole discretion, to cause the benefit (a) to be paid to the person having custody of such minor or incompetent, without intervention of a guardian or custodian, (b) to pay the benefit to a legal guardian or custodian of such minor or incompetent if one has been appointed, or (c) to use the payment for the benefit of the minor or incompetent.

13.3.	Unclaimed Payments. If the Committee is unable, after reasonable and diligent effort, to locate a Participant, Spouse, or Beneficiary who is entitled to payment under the Plan, the payment due such person may be forfeited after three years. If such person later files a claim for such benefit, and is determined by the Committee to have a legal right to the benefit, the benefit shall be reinstated (without gain or earnings). Forfeitures arising under this Section 13.3 shall be used to offset Matching Contributions.

13.4.	Notification of Addresses. As a condition of participation in this Plan, Participants are required to provide a current address and other information requested for the administration of the Plan. Each Participant and Beneficiary shall from time to time file with the Committee in writing his or her address or any change of address. Any communication, statement, or notice mailed to the last address filed with the Committee, or if no such address was filed with the Committee, to the last address shown on the Company’s records, will be binding on the Participant or Beneficiary for all purposes, and neither the Committee nor the Company shall be obliged to search for or ascertain the whereabouts of any Participant or Beneficiary.

13.5.	Notice of Proceedings and Effect of Judgment. In any application, proceeding or action in any court, no Participant or other person having any interest in the Plan shall be entitled to any notice or service of process except as required by law. Any judgment or decree entered on account of such application, proceeding or action shall be binding and conclusive upon all persons claiming under this Plan.

13.6.	Severability. If any provisions of a Plan are held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and it shall be construed and enforced as if the illegal and invalid provisions were not included.

13.7.	Limitation of Rights. Participation in the Plan shall not give any Employee any right or claim except to the extent that such right is specifically fixed under the terms of the Plan. The adoption of the Plan by a Company shall not be construed to give any Employee a right to continue in the employ of a Company or to interfere with the right of a Company to terminate the employment of the Employee at any time.

13.8.	Controlling Law. The laws of the State of Louisiana shall be the controlling state law in all matters relating to the Plan and shall apply to the extent not preempted by the laws of the United States of America.

13.9.	Errors in Payment. If any error shall result in the payment to a Participant or other person of more or less than he/she would have received but for such error, the Committee shall be authorized to correct such error and to adjust the payments to the extent possible in such manner as the Committee determines or, in its discretion, seek restitution from the Participant, former Participant or other person, provided, however, that the Committee need not seek restitution if the Committee determines that doing so would not be cost effective or is otherwise contradicted.

13.10.	USERRA and Code Section 414(u) Compliance. Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits, service credit and other rights under the Plan of a Participant with respect to qualified military service will be provided in accordance with Code Section 414(u).

13.11.	Loans. The Company authorizes the Trustee to make loans to a Participant subject to the following terms and conditions:
(a)	Loans shall be made available to all Participants who are current Employees on an equal basis upon completion of application forms provided by the Committee and in accordance with the written loan program established by the Committee. Loans shall be available on a nondiscriminatory basis upon completion of the application form and are based on the Participant’s vested balances in his or her Account. Loans shall not be made available to Participants who are Highly Compensated Employees, officers, or shareholders in percentage amounts greater than the percentage amounts of the values described in paragraph (b) below made available to other Participants;

(b)	The principal amount of a loan to a Participant pursuant to this section may not exceed the lesser of (i) $50,000 (reduced by the highest outstanding balance of loans during the twelve (12) month period ending on the day before the date on which the loan was made), or (ii) fifty (50) percent of the Participant’s vested Accounts Balance.

(c)	Loans shall be made at an interest rate equal to the prevailing interest rate charged by institutions in the business of lending money.

(d)	Principal and interest on loans shall be repaid in equal installments over a period not to exceed five (5) years according to nondiscriminatory rules established by the Committee, provided, however, that the principal and interest on a loan which is to be used to acquire a principal residence of the Participant may be repaid in equal installments over a period not to exceed ten (10) years.
(e)	The loan obligation of the Participant shall be evidenced by a promissory note which shall contain the terms of repayment and such other terms and provisions as may be necessary or advisable;

(f)	The obligation of the Participant shall be adequately secured, as determined by the Committee and such security may include up to fifty (50) percent of the vested balance of the Account maintained for the Participant in the Plan.
The Committee may prescribe such additional rules and procedures as it may deem appropriate, including, without limitation, rules and procedures by which the making of loans to Participants or to any class of Participants may be terminated, suspended, or restricted, if and to the extent deemed by the Committee to be necessary or desirable in order to effect compliance with applicable laws and regulations, pursuant to a Participant loan program which shall be established in writing and which when properly executed is hereby incorporated by reference and made a part of the Plan. The loan program may be amended by the Committee, without the need to amend the Plan.
13.12.	Headings and Use of Words. Headings are for convenience in referencing only and are not to be used in interpretation of the Plan. The use of a masculine term shall include the feminine where applicable. Whenever the context of the Plan dictates, the plural shall be read as the singular and the singular shall be read as the plural.

ARTICLE 14.
TOP-HEAVY PROVISIONS
14.1.	Applicability of this Article. This Article shall apply for any Plan Year in which the Plan is a Top-Heavy Plan within the meaning of Sections 14.2 and 14.4.

14.2.	Top-Heavy and Super Top-Heavy Determination.
(a)	The Plan shall be a Top-Heavy Plan for a Plan Year if, as of the Determination Date, the aggregate of the Account Balances under the Plan for Key Employees exceeds 60 percent of the aggregate of the Account Balances under the Plan for all Employees.

(b)	The Plan shall be a Super Top-Heavy Plan if, as of the Determination Date, the aggregate of the Account Balances under the Plan for Key Employees exceeds 90 percent of the aggregate of the Account Balances under the Plan for all Employees.
14.3.	Computation of the Aggregate of the Account Balances.
(a)	The Account Balance of an Employee shall be the sum of (i) the Account Balance as of the most recent Valuation Date occurring within a twelve (12) month period ending on the Determination Date and (ii) the amount of any contributions that would be allocated as of a date not later than the Determination Date without regard to whether such amount is subject to a waiver of the minimum funding standards or is in violation of such standards or actually contributed or, in the case of a Plan not subject to the minimum funding standards, the amount of any contributions actually made after the Valuation Date, but before the Determination Date.

(b)	If an Employee is a Key Employee on a Determination Date, the total amount of the Employee’s Account Balance is taken into account in determining the aggregate of Account Balances (including amounts attributable to service as a Non-Key Employee). If any individual is a Non-Key Employee with respect to the Plan for a Plan Year, but such individual was a Key Employee for any prior Plan Year, the Account Balance of such individual shall not be taken into account.

(c)	If an Employee has not performed any service for the Company or an Affiliate at any time during the five-year period ending on the Determination Date, any accrued benefit and Account Balance of such Employee shall not be taken into account.

(d)	Additional rules:
(i)	In the case of an unrelated rollover, the plan making the distribution counts it in determining top-heaviness, and the plan receiving the distribution does not count it in determining top-heaviness. An unrelated rollover is a rollover or plan-to-plan transfer both initiated by the

Employee and made from a plan maintained by one company to a plan maintained by another company.

(ii)	In the case of a related rollover, the plan making the distribution does not count the distribution in determining top-heaviness and the plan receiving the distribution counts the rollover in determining top-heaviness. A related rollover is a rollover or a plan-to-plan transfer either not initiated by the Employee or made to a plan maintained by the same company.

(iii)	For purposes of determining whether the company is the same company, all companies aggregated under Code Section 414(b), (c) or (m) are treated as the same company.
(e)	The amounts of Account Balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with this Plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for 1-year period”.
14.4.	Required Aggregation of Plans.
(a)	Each plan of a company required to be included in an aggregation group shall be treated as a Top-Heavy Plan if the required aggregation group is a top-heavy group. The required aggregation group includes:
(i)	each plan of the company (within the meaning of Code Section 414(b), (c) and (m)) in which a Key Employee participates in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and

(ii)	each other plan of the company which enables any plan described in (i) above to meet the requirements of Code Section 401(a)(4) or Code Section 410.
(b)	A required aggregation group is a top-heavy group if, as of each Plan’s Determination Date, the sum of (i) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the group and (ii) the aggregate of the Account Balances of Key Employees under all defined contribution plans included in the group exceeds 60 percent of a similar sum determined for all Employees. When aggregating plans, the value of accrued benefits and Account Balances shall be calculated by adding together the results of each plan as of the Determination Dates that fall within the same calendar year. In performing this computation the principles of Section 14.3 shall be applied.

(c)	Each plan in the required aggregation group will be a Top-Heavy Plan if the group is top-heavy. No plan in the required aggregation group will be a Top-Heavy Plan if the group is not top-heavy.
14.5.	Permissive Aggregation of Plans. A permissive aggregation group consists of plans of the Company that are required to be aggregated, plus one or more plans that are not part of the required aggregation group, but that satisfy the requirements of Code Sections 401(a)(4) and 410 when considered as a group. In no event will permissively aggregated plans which are not part of the required aggregation group be considered top-heavy. If, as a result of the permissive aggregation of plans the entire group of plans is not top-heavy, then no plan in the permissive aggregation group will be a Top-Heavy Plan. Plans may be permissively aggregated to avoid being super top-heavy.

14.6.	Special Rules of Top-Heavy Plans and Super Top-Heavy Plans.
(a)	If the Plan is a Top-Heavy Plan, then the following changes shall be made to the Plan as otherwise written:

The allocation of Company contributions and forfeitures to the account of a Non-Key Employee for a Plan Year shall equal at least three (3%) percent of Compensation. Notwithstanding the foregoing, if the largest percentage of compensation provided for any Key Employee is less than three (3%) percent, then the minimum percentage of compensation that must be provided for a Non-Key Employee for a Plan Year is the largest percentage of compensation provided for any Key Employee. The preceding sentence does not apply if this Plan is included in any required aggregation group and enables a defined benefit plan included in such group to meet the requirements of Code Section 401(a)(4) or Section 410. For purposes of determining the largest percentage of compensation provided for any Key Employee, amounts contributed as a result of a salary reduction agreement must be included. All defined contribution plans of the Company and Affiliates shall be treated as a single plan for purposes of determining the defined contribution minimum. Amounts the Employee elects to defer under any 401(k) plan maintained by the Company shall not be treated as Company contributions for purposes of determining minimum required contributions.

(b)	The following Non-Key Employees shall receive the minimum allocation provided under (a) above for a particular Plan Year:
(i)	Participants who are otherwise eligible for an allocation under the Plan;

(ii)	Employees who are Participants but who have not completed 1,000 Hours of Service during the Plan Year;

(iii)	Employees who would be Participants but for the failure to make mandatory contributions to the Plan; or

(iv)	Employees who are Participants but whose compensation is less than the amount necessary to receive an allocation under the Plan: however,

(v)	Employees who are also Participants in a defined benefit plan sponsored by the Company shall receive the minimum benefit under the defined benefit plan.
(c)	The compensation of a Participant taken into account under the Plan shall not exceed the dollar amount specified in Code Section 401(a)(17), subject to applicable cost of living increases.
14.7.	Special Definitions. For purposes of this article, the following definitions shall apply:
(a)	Determination Date. With respect to any Plan Year, the last day of the preceding Plan Year. In the case of the first Plan Year of the Plan, the Determination Date shall be the last day or such Plan Year.

(b)	Key Employee. Any Employee or former Employee who at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years, is or was
(i)	An officer of the Company having an annual compensation from the Company greater than $145,000 (as adjusted under Code Section 416(i)(2);

(ii)	The owner of a five percent or more interest in the Company, or

(iii)	The owner of a one percent or more interest in the Company who has annual compensation (as defined in Code Section 415(c)(3) but including amounts contributed by the Company pursuant to a salary reduction agreement which are excludable from the Employee’s gross income under Code 125, 132(f)(4), 402(a)(8), 402(h) or 403(b)) from the Company for a Plan Year of more than $150,000.
For purposes of clause (i) the number of officers of the Company considered to be Key Employees cannot exceed fifty and is further limited to the greater of three or ten percent of all Employees (including leased employees within the meaning of Code Section 414(n)). For purposes of applying the foregoing limitations, the aggregation rules of Code Section 414(b), (c) and (m) apply except with respect to determining ownership. For purposes of determining ownership under clauses (iii) and (iv), an Employee shall be considered as owning an interest in the Company within the meaning of Code Section 318.
(c)	Non-Key Employee. Any Employee who is not a Key Employee.

ARTICLE 15.
MINIMUM DISTRIBUTION REQUIREMENTS
     Notwithstanding any other provisions in this Plan, effective January 1, 2003, unless provided otherwise in this Article 15, the following changes are made by adopting the model minimum required distribution amendment for defined contribution plans found in Revenue Procedure 2002-29.
15.1.	General Rules. The provisions of this article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.
(a)	Precedence. The requirements of this article will take precedence over any inconsistent provisions of the Plan.

(b)	Requirements of Treasury Regulations Incorporated. All distributions required under this article will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Internal Revenue Code.

(c)	TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Article 15, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.
15.2.	Time and Manner of Distribution.
(a)	Required Beginning Date. The Required Beginning Date of a Participant is April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant retires, except that benefit distributions to a 5% owner must commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(b)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
(i)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(ii)	If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
(iii)	If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 15.2(b), other than Section 15.2(b)(i), will apply as if the surviving spouse were the Participant.
For purposes of this Section 15.2(b) and Section 15.4, unless Section 15.2(b)(iv) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 15.2(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 15.2(b)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 15.2(b)(i)), the date distributions are considered to begin is the date distributions actually commence.
(c)	Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 15.3 and 15.4. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.
15.3.	Required Minimum Distributions During Participant’s Lifetime.
(a)	Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
(i)	the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii)	if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.
(b)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 15.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.
15.4.	Required Minimum Distributions After Participant’s Death.
(a)	Death On or After Date Distributions Begin
(i)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:
(A)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C)	If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
(ii)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(b)	Death Before Date Distributions Begin.
(i)	Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 15.4(a).

(ii)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 15.2(b)(i), this Section 15.5 will apply as if the surviving spouse were the Participant.
15.5.	Definitions.
(a)	Designated beneficiary. The individual who is designated as the beneficiary under Section 7.2 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(b)	Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 15.2(b). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(c)	Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(d)	Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e)	Required beginning date. The date specified in Section 15.2(a).

(f)	Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries. If the Participant dies before distributions begin and there is a designated Beneficiary, distribution to the designated Beneficiary is not required to begin by the date specified in Section 15.2(b), but the Participant’s entire interest will be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant. This Section 15.5 will apply to all distributions.
     IN WITNESS WHEREOF, the PHI, Inc. 401(k) Retirement Plan is adopted this 28 day of December, 2007.

PHI, INC.
/s/ Michael J. McCann
Michael J. McCann
Chief Financial Officer

401(k) PLAN NONDISCRIMINATION TESTING
A.1.	ADP Test.
(a)	Limitations on 401(k) Contributions-Qualification Requirements.
(i)	At least as frequently as annually, the Committee shall determine the Actual Deferral Percentage (ADP) of 401(k) Contributions made to the Plan during the Plan Year. 401(k) Contributions must meet the ADP test of Code Section 401(k)(3). For Plan Years beginning on or after January 1, 2000, the ADP for the current Plan Year for Participants who are Highly Compensated Employees must satisfy one of the following tests:
(A)	The Plan Year’s ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior Plan Year’s ADP for Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(B)	The Plan Year’s ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior Plan Year’s ADP for Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by two (2.0), provided the ADP for Participants who are Highly Compensated Employees for the Plan Year does not exceed the ADP for Participants who were Non-Highly Compensated Employees for the prior Plan Year by more than two (2) percentage points.
(ii)	Current Year Testing. If elected by the Committee, the ADP tests in A and B above will be applied by comparing the current Plan Year’s ADP for Participants who are Highly Compensated Employees for each Plan Year with the current Plan Year’s ACP for Participants who are Non-Highly Compensated Employees. Once made, the Employer can elect prior year testing for a Plan Year only if the Plan has used current year testing for each of the preceding 5 Plan Years or if, as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), the Employer maintains both a plan using prior year testing and a plan using current year testing and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii).

(iii)	Actual Deferral Percentage (ADP) means, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of 401(k) Contributions actually paid over to the Trust on behalf of such Participant, to (2) the Participant’s compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

401(k) Contributions made on behalf of any Participant shall include any 401(k) Contributions made pursuant to the Participant’s deferral election (including Excess 401(k) Deferrals of Highly Compensated Employees) and, at the election of the Committee, any applicable Qualified Matching or Qualified Nonelective Contributions made by the Company for the Plan Year, but excluding any 401(k) Contributions that are taken into account in the Average Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of such 401(k) Contributions) and disregarding any 401(k) Contributions returned as an excess annual addition pursuant to Regulation Section 1.415-6(b)(6)(iv). For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make 401(k) Contributions shall be treated as a Participant on whose behalf no 401(k) Contributions are made.
(b)	Additional Rules.
(i)	The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have 401(k) Contributions (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both if treated as 401(k) Contributions for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in Code Section 401(k) that are maintained by the Company or an Affiliate, shall be determined as if such 401(k) Contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all 401(k) Contributions made during the Plan Year under all such arrangements shall be aggregated.

(ii)	In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the ADP of Employees as if all such plans were a single plan. If more than 10 percent of the Employer’s Nonhighly Compensated Employees are involved in a plan coverage change as defined in Regulation 1.401(k)-2(c)(4), then any adjustments to the Nonhighly Compensated Employees’ ADP for the prior Plan Year will be made in accordance with such Regulation unless the Employer has elected to use the current year testing method. Plans may be aggregated in order to satisfy Code Section 401(k) of the Code only if they have the same Plan Year and use the same ADP testing method.

(iii)	For purposes of determining the ADP test, 401(k) Contributions, Qualified Matching and/or Qualified Nonelective Contributions (to the extent included in the ADP test) and any other elective deferrals must be made before the last day of the twelve month period immediately following the Plan Year to which contributions relate.

(iv)	For purposes of this section, compensation means compensation as defined in Code Section 415(c)(3), but excluding all reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation and welfare benefits. The preceding notwithstanding, compensation shall include any amount contributed by a Company on behalf of a Participant pursuant to a salary reduction agreement which is not includible in the gross income of the Participant under Code Sections 125, 132(f)(4), 401(k), 402(e)(3) or 402(h).

(v)	Notwithstanding any other provision contained in Schedule A, testing shall be performed consistently with current and/or subsequent regulations, rulings and guidance under Code Section 401(k), and the Plan hereby incorporates by reference all options relating to testing not specifically described in this document with the intent to have flexibility in satisfying the ADP test.

(vi)	The Committee shall maintain records sufficient to demonstrate satisfaction of the ADP test.

(vii)	The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(viii)	A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.
(c)	Excess Contributions. With respect to any Plan Year, Excess Contributions are the excess of:
(i)	The aggregate amount of contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

(ii)	The maximum amount of such contributions permitted by the ADP test for the Highly Compensated Employee, calculated in the following manner:
(A)	The 401(k) Contributions are hypothetically reduced for the HCEs with the highest actual deferral ratio (“ADR”) determined in accordance with applicable regulations to permit such HCEs’

percentages to equal the greater of the highest ADR allowed by the ADP test or the ADR of the HCE (or (HCEs) with the next highest ADR. If a lesser reduction is required to satisfy the ADP test, only the lesser reduction is considered.

(B)	Step (A) is repeated until the ADP test is satisfied.

(C)	The total amount of Excess Contribution is the sum of the hypothetical contribution reduction for each HCE.

Excess Contributions shall be treated as Annual Additions under the Plan.
(d)	Allocation of Excess Contributions. The dollar amount of the Excess Contribution determined in subsection (c) is distributed to the HCEs using the “dollar leveling method,” as follows:
(i)	The elective contributions of the HCE with the highest dollar amount of elective contributions are reduced by the amount that will cause that HCE’s elective contributions to equal the dollar amount of the elective contributions of the HCE with the next highest dollar amount of elective contributions.

(ii)	The amount determined in Step (i) is then distributable to the HCE with the highest dollar amount of elective contributions.

(iii)	If a lesser reduction, when added to the total dollar amount already distributable under these steps would equal the total Excess Contribution, the lesser reduction amount is distributable.

(iv)	If the total amount distributable is less than the total amount of Excess Contributions, the preceding steps are repeated until the total amount of excess contributions has been apportioned.

(v)	If the distributions equal to the total amount distributable to HCEs under the dollar leveling method, adjusted in accordance with subsection (e), are made, the ADP is treated as meeting the nondiscrimination test of Code Section 401(k)(3), regardless of whether the ADP, if recalculated after distributions, would satisfy Code Section 401(k)(3).
(e)	Distribution of Excess Contributions. Notwithstanding any other provision of this Plan, Excess Contributions apportioned to a Highly Compensated Employee, plus any income and minus any loss allocable thereto, must be distributed from such Participant’s 401(k) Account no later than the last day of the Plan Year next following the Plan Year in which the Excess Contribution arose, in accordance with IRS guidance, rulings and regulations. To the extent a Highly Compensated Employee has not reached his or her Catch-Up limit under the Plan, Excess Contributions allocated to such Highly Compensated Employee are treated as

Catch-Up Contributions and will not be treated as Excess Contributions. If such Excess Contributions (other than Catch-Up Contributions) are distributed more than 2 1/2 months after the last day of the Plan Year in which such Excess Contributions arose, a ten (10%) percent excise tax will be imposed on the Company with respect to such amounts.
(i)	Determination of Income or Loss Allocable to Excess Contributions. Excess Contributions shall be adjusted for any income or loss allocable to such Excess Contributions up to the date of distribution. The income or loss allocable to a Participant’s Excess Contributions shall be determined using any of the methods set forth below:
(A)	Reasonable Method of Allocating Income. The Committee may use any reasonable method for computing the income allocable to Excess Contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant’s Accounts. A Plan will not fail to use a reasonable method for computing the income allocable to Excess Contributions merely because the income allocable to Excess Contributions is determined on a date that is no more than seven (7) days before the distribution.

(B)	Alternative Method of Allocating Income. The Committee may allocate income to Excess Contributions for the Plan Year by multiplying the income for the Plan Year allocable to the 401(k) Contributions and other amounts taken into account under the ADP test (including contributions made for the Plan Year), by a fraction, the numerator of which is the Excess Contributions for the Participant for the Plan Year, and the denominator of which is the sum of (1) the Account Balance attributable to 401(k) Contributions and other amounts taken into account under the ADP test as of the beginning of the Plan Year; and (2) any additional amount of such contributions made for the Plan Year.

(C)	Safe Harbor Method of Allocating Gap Period Income. The Committee may use the safe harbor method in this paragraph to determine income on Excess Contributions for the gap period. Under this safe harbor method, income on Excess Contributions for the gap period is equal to ten percent (10%) of the income allocable to Excess Contributions for the Plan Year that would be determined under paragraph (B) above, multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of a month is treated as made on the last day of the month.

(D)	Alternative Method for Allocating Plan Year and Gap Period Income. The Committee may determine the income for the aggregate of the Plan Year and the gap period, by applying the alternative method provided by paragraph (B) above to the aggregate period. This is accomplished by (1) substituting the income for the Plan Year and the gap period for the income for the Plan Year, and (2) substituting the amounts taken into account under the ADP test for the Plan Year and gap period, for the amounts taken into account under the ADP test for the Plan Year in determining the fraction that is multiplied by that income.
For purposes of this subsection, the gap period means the period between the end of the Plan Year to a date determined by the Plan Administrator, which date shall not be more than seven days prior to the date of distribution.
(ii)	Suspension or Reduction of Contributions. If, prior to the end of a Plan Year, the Committee determines that a Highly Compensated Employee is likely to have Excess Contributions for the Plan Year because of the election made under Section 3.1, the Committee may authorize a suspension or reduction of 401(k) Contributions for such affected Participant as the Committee may determine. Provided further, if prior to the end of a Plan Year, the Committee determines that under the provisions of this section, a Participant is likely to have Excess Contributions for the next Plan Year because of elections made under Section 3.1, the Committee shall communicate in writing to affected Participants, a prospective limitation on the percentage of Compensation which such Participant may elect to contribute, which limitation may be prospectively changed at any time by Committee resolution.

(iii)	Testing. The ADP test shall be performed in accordance with the Code and applicable IRS guidance, rulings and regulations.

(iv)	Attributable Matching Contributions. If Excess Contributions are distributed to a Participant, no Matching Contributions will be made with respect to the Excess Contributions. If Matching Contributions have already been allocated based on such Excess Contributions, the Matching Contributions attributable to the Excess Contributions shall be forfeited upon distribution of the Excess Contributions.

A.2. ACP Test.
(a)	Limitations on Matching Contributions.
(i)	Actual Contribution Percentage (ACP) Test. Matching Contributions made under the Plan must meet the Actual Contribution Percentage (ACP) test of Code Section 401(m). For Plan Years beginning on or after January 1, 2000, the ACP for the current Plan Year for eligible Participants who are Highly Compensated Employees for the Plan Year must satisfy one of the following tests:
(A)	ACP for eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior Plan Year’s ACP for Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(B)	ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior Plan Year’s ACP for Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by two (2), provided that the ACP for Participants who are Highly Compensated Employees for the Plan Year does not exceed the prior Plan Year’s ACP for Participants who were Non-highly Compensated Employees for the prior Plan Year by more than two (2) percentage points.
(ii)	Current Year Testing. If elected by the Committee, the ACP tests in (A) and (B) above will be applied by comparing the current Plan Year’s ACP for Participants who are Highly Compensated Employees for each Plan Year with the current Plan Year’s ACP for Participants who are Non-Highly Compensated Employees. The Employer can elect prior year testing for a Plan Year only if the Plan has used current year testing for each of the preceding 5 Plan Years or if, as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), the Employer maintains both a plan using prior year testing and a plan using current year testing and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii).

(iii)	Actual Contribution Percentage (ACP) means, for a specified group of eligible Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the sum of the Participant’s Matching Contributions and any Qualified Matching or Qualified Nonelective Contributions to be used in the ACP test made on behalf of such Participant for the applicable Plan Year (and disregarding any contributions returned as an excess annual addition pursuant to Regulation Section 1.415-6(b)(6)(iv)), to (2) the Participant’s compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

For purposes of this section, an eligible Participant shall mean any Employee of the Company who is otherwise authorized under the terms of the Plan to have 401(k) Contributions or Matching Contributions allocated to his or her Account for the Plan Year (or prior Plan Year, as applicable). If 401(k) Contributions are required to receive a Matching Contribution, any Employee who would be an eligible Participant if such Employee had made a 401(k) Contribution shall be treated as an eligible Participant.

Under regulations, the Committee also may elect to use 401(k) Contributions in the ACP test so long as the ADP test is met before the 401(k) Contributions are used in the ACP test and continues to be met following the exclusion of those 401(k) Contributions that are used to meet the ACP test.
(b)	Additional Rules
(i)	The ACP for any Participant who is a Highly Compensated Employee and who is eligible to have Matching Contributions and 401(k) Contributions, if applicable, allocated to his or her account under two or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k) that are maintained by the Company, shall be determined as if the total of such matching contributions and before-tax contributions, if applicable, was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all Matching Contributions made during the Plan Year under all such arrangements shall be aggregated.

(ii)	In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the ACP of Employees as if all such plans were a single plan. If more than 10 percent of the Employer’s Nonhighly Compensated Employees are involved in a plan coverage change as defined in Regulation 1.401(m)-2(c)(4), then any adjustments to the Nonhighly Compensated Employees’ ACP for the prior Plan Year will be made in accordance with such Regulation unless the Employer has elected to use the current year testing method. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same plan year and use the same ACP testing method.

(iii)	For purposes of the ACP test, Matching Contributions, Qualified Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the applicable Plan Year.

(iv)	For purposes of this section, compensation means compensation as defined in Section A.1(b)(iv).

(v)	Notwithstanding any other provision contained in Schedule A, testing shall be performed consistently with current and/or subsequent regulations, rulings and guidance under Code Section 401(m), and the Plan hereby incorporates by reference all options relating to testing not specifically described in this document with the intent to have flexibility in satisfying the ACP test.

(vi)	The Committee shall maintain records sufficient to demonstrate satisfaction of the ACP test.

(vii)	The ADP test may be performed using current year data for Non-Highly Compensated Employees at the election of the Committee, in accordance with Internal Revenue Service guidance, rulings and regulations.

(viii)	A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.
(c)	Excess Aggregate Contributions. With respect to any Plan Year, Excess Aggregate Contributions are the excess of:
(i)	The aggregate amount of Matching Contributions, 401(k) Contributions, and if treated as matching contributions for purposes of the ACP test, Qualified Matching and/or Qualified Nonelective Contributions, taken into account in computing the ACP of Highly Compensated Employees for such Plan Year, over

(ii)	The maximum amount of such contributions permitted by the ACP test for the Highly Compensated Employee, calculated in the following manner:
(A)	Matching Contributions are hypothetically reduced for the HCEs with the highest actual contribution ratio (“ACR”) determined in accordance with applicable regulations so that such HCEs’ ACR equals the greater of the highest percentage allowed by the ACP test or the ACR of the HCE (or HCEs) with the next highest ACR. If a lesser reduction is required to satisfy the ACP test, only the lesser reduction is considered.

(B)	Step (A) is repeated until the ACP test is satisfied.

(C)	The total amount of Excess Aggregate Contribution is the sum of the hypothetical contribution reductions for each HCE..
Such determination shall be made after first determining Excess Contributions pursuant to Section A.1 and then determining Excess Aggregate Contributions pursuant to this Section A.2.
(d)	Allocation of Excess Aggregate Contributions. The total dollar amount of the Excess Aggregate Contribution determined in subsection (c) is distributed to the HCEs using the “dollar leveling method,” as follows:
(i)	The Excess Aggregate Contributions of the HCE with the highest dollar amount of Excess Aggregate Contributions are reduced by the amount that will cause that HCE’s Excess Aggregate Contributions to equal the dollar amount of the HCE with the next highest dollar amount of Excess Aggregate Contributions.

(ii)	The amount determined in Step (i) is then distributable to the HCE with the highest dollar amount of Excess Aggregate Contributions.

(iii)	If a lesser reduction, when added to the total dollar amount already distributable under these steps would equal the total Excess Aggregate Contribution, the lesser reduction amount is distributable.

(iv)	If the total amount distributable is less than the total amount of Excess Aggregate Contributions, the preceding steps are repeated until the total amount of Excess Aggregate Contributions has been apportioned.

(v)	If distributions equal to the total amount distributable to HCEs under the dollar leveling method, adjusted in accordance with subsection (e), are made, the ACP is treated as meeting the nondiscrimination test of Code Section 401(m)(2), regardless of whether the ACP, if recalculated after distributions, would satisfy Code Section 401(m)(2).

(vi)	For purposes of Section 401(m)(9) of the Code, if a corrective distribution of excess aggregate contributions has been made, the ACP for HCEs is deemed to be the largest amount permitted under Section 401(m)(2) of the Code.
(e)	Distribution of Excess Aggregate Contributions. Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, to the extent not vested, or if not forfeitable, shall be distributed, in accordance with IRS guidance, rulings and regulations to the Highly Compensated Employees to whose Accounts Excess Aggregate Contributions were allocated, from such Participants’ Matching Accounts (and, if applicable, the Participants’ Qualified Nonelective Contributions Accounts and 401(k) Accounts) no later than the last day of the next Plan Year. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such Excess Aggregate Contributions arose, a ten percent (10%) excise tax will be imposed on the Company maintaining the Plan with respect to such amounts.

Excess Aggregate Contributions shall be treated as Annual Additions under the Plan for Code Section 415 purposes.
(f)	Determination of Income or Loss Allocable to Excess Aggregate Contributions. Excess Aggregate Contributions shall be adjusted for any income or loss allocable to such Excess Aggregate Contributions up to the date of distribution. The income or loss allocable to a Participant’s Excess Aggregate Contributions shall be determined using any of the methods set forth below:
(i)	Reasonable Method of Allocating Income. The Committee may use any reasonable method for computing the income allocable to Excess Aggregate Contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant’s Accounts. A Plan will not fail to use a reasonable method for computing the income allocable to Excess Aggregate Contributions merely because the income allocable to Excess Aggregate Contributions is determined on a date that is no more than seven (7) days before the distribution.

(ii)	Alternative Method of Allocating Income. The Committee may allocate income to Excess Aggregate Contributions for the Plan Year by multiplying the income for the Plan Year allocable to the Matching Contributions and other amounts taken into account under the ACP test (including contributions made for the Plan Year), by a fraction, the numerator of which is the Excess Aggregate Contributions for the Participant for the Plan Year, and the denominator of which is the sum of (1) the Account Balance attributable to Matching Contributions and other amounts taken into account under the ACP test as of the beginning of the Plan Year; and (2) any additional amount of such contributions made for the Plan Year.

(iii)	Safe Harbor Method of Allocating Gap Period Income. The Committee may use the safe harbor method in this paragraph to determine income on Excess Aggregate Contributions for the gap period. Under this safe harbor method, income on Excess Aggregate Contributions for the gap period is equal to ten percent (10%) of the income allocable to Excess Aggregate Contributions for the Plan Year that would be determined under paragraph (ii) above, multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of a month is treated as made on the last day of the month.

(iv)	Alternative Method for Allocating Plan Year and Gap Period Income. The Committee may determine the income for the aggregate of the Plan Year and the gap period, by applying the alternative method provided by paragraph (ii) above to the aggregate period. This is accomplished by (1) substituting the income for the Plan Year and the gap period for the income for the Plan Year, and (2) substituting the amounts taken into account under the ACP test for the Plan Year and gap period, for the amounts taken into account under the ACP test for the Plan Year in determining the fraction that is multiplied by that income.

For purposes of this subsection, the gap period means the period between the end of the Plan Year to a date determined by the Plan Administrator, which date shall not be more than seven days prior to the date of distribution.
(g)	Testing. The ACP test shall be performed in accordance with the Code and applicable IRS guidance, rulings and regulations.
A.3. Excess 401(k) Deferrals
401(k) Contributions that are includible in a Participant’s gross income under Code Section 402(g) to the extent such Participant’s 401(k) Contributions for a taxable year exceed the dollar limitation under such Code section are “Excess 401(k) Deferrals.” Excess 401(k) Deferrals are treated as annual additions under the Plan for Code Section 415 purposes, unless such amounts are distributed on or before April 15th of the calendar year following the close of the Participant’s taxable year in which such Excess 401(k) Deferrals arose. The Participant must notify the Committee by April 1st of each year of the amount of the Excess 401(k) Deferrals to be assigned to the Plan with respect to a prior Plan Year . A Participant is deemed to notify the Committee of any Excess 401(k) Deferrals that arise if such Excess 401(k) Deferrals arise solely from 401(k) Contributions made under this Plan or any other plans of the Company.
(a)	Distribution of Excess 401(k) Deferrals. Notwithstanding any other provision of the Plan, Excess 401(k) Deferrals, plus any income and minus any loss allocable thereto, shall be distributed to the Participant on or before April 15th of the calendar year following the close of the Participant’s taxable year in which such Excess 401(k) Deferrals arose in accordance with IRS guidance, rulings and regulations. The amount to be distributed with respect to a Participant for a Plan Year is reduced by any Excess 401(k) Deferrals previously distributed to the Participant for the Plan Year.

Excess 401(k) Deferrals that are distributed after April 15th are includible in the Participant’s gross income in both the taxable year in which such Excess 401(k) Deferrals are deferred and in the taxable year in which such Excess 401(k) Deferrals are distributed.

(b)	Determination of Income or Loss Allocable to Excess 401(k) Deferrals. Excess401(k) Deferrals shall be adjusted for any income or loss allocable to such Contributions up to the date of distribution. The income or loss allocable to a Participant’s Excess 401(k) Deferrals shall be determined using any of the methods set forth below:
(i)	Reasonable Method of Allocating Income. The Committee may use any reasonable method for computing the income allocable to Excess 401(k) Deferrals, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant’s Accounts. A Plan will not fail to use a reasonable method for computing the income allocable to Excess 401(k) Deferrals merely because the income allocable to Excess 401(k) Deferrals is determined on a date that is no more than seven (7) days before the distribution.

(ii)	Alternative Method of Allocating Income. The Committee may allocate income to Excess 401(k) Deferrals for the Plan Year by multiplying the income for the Plan Year allocable to the 401(k) Contributions by a fraction, the numerator of which is the Excess 401(k) Deferrals for the Participant for the Plan Year, and the denominator of which is the sum of (1) the Account Balance attributable to 401(k); and (2) any additional amount of such contributions made for the Plan Year.

(iii)	Safe Harbor Method of Allocating Gap Period Income. The Committee may use the safe harbor method in this paragraph to determine income on Excess 401(k) Deferrals for the gap period. Under this safe harbor method, income on Excess 401(k) Deferrals for the gap period is equal to ten percent (10%) of the income allocable to Excess 401(k) Deferrals for the Plan Year that would be determined under paragraph (ii) above, multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of a month is treated as made on the last day of the month.

(iv)	Alternative Method for Allocating Plan Year and Gap Period Income. The Committee may determine the income for the aggregate of the Plan Year and the gap period, by applying the alternative method provided by paragraph (ii) above to the aggregate period. This is accomplished by (1) substituting the income for the Plan Year and the gap period, for the income for the Plan Year, and (2) substituting the amounts taken into account for the Plan Year and gap period, for the amounts taken into account for the Plan Year in determining the fraction that is multiplied by that income.

For purposes of this subsection, the gap period means the period between the end of the Plan Year to a date determined by the Plan Administrator, which date shall not be more than seven days prior to the date of distribution.
(c)	Attributable Matching Contributions. If Excess 401(k) Deferrals are distributed to a Participant, no Matching Contributions will be made with respect to the Excess 401(k) Deferrals. If Matching Contributions have already been allocated based on such Excess 401(k) Deferrals, the Matching Contributions attributable to the Excess 401(k) Deferrals shall be forfeited upon distribution of the Excess 401(k) Deferrals.
A.4.	Forfeitures.

All forfeitures under this Schedule A shall be applied in accordance with Section 4.5 of the Plan.

SCHEDULE B
ELIGIBLE UNION EMPLOYEES
Agreement with Office and Professional Employees International Union, Local 108

B-1

SCHEDULE C
PARTICIPATING AFFILIATES
1.	PHI Tech Services, Inc.

2.	International Helicopter Transport, Inc.

3.	PHI Air Medical, Inc.

4.	Air Evac Services, Inc.

5.	Petroleum Helicopters International, Inc.

6.	PHI International LTD

7.	Petroleum Helicopters Angola Limitada

C-1